Exhibit 10.2

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED

BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

BETWEEN

VERTEX PHARMACEUTICALS INCORPORATED

AND

AFFINIA THERAPEUTICS INC.

STRATEGIC COLLABORATION AND LICENSE AGREEMENT

This Strategic Collaboration and License Agreement (this “Agreement”) is entered into as of April 14, 2020 (the “Effective Date”) by and between Vertex Pharmaceuticals Incorporated, a corporation organized under the laws of The Commonwealth of Massachusetts (“Vertex”), and Affinia Therapeutics Inc., a corporation organized under the laws of Delaware with a place of business at 100 Beaver Street, Waltham, MA 02453 (“Company”). Vertex and Company each may be referred to herein individually as a “Party” or collectively as the “Parties.”

RECITALS

WHEREAS, Company owns or controls certain Patents and Know-How relating to the discovery of adeno-associated virus (“AAV”) capsids;

WHEREAS, Vertex is a biopharmaceutical company that possesses expertise in developing and commercializing human therapeutics;

WHEREAS, Vertex and Company desire to enter into this Agreement, pursuant to which the Parties will collaborate in the discovery and characterization of novel AAV Capsids for certain diseases (as specified herein); and

WHEREAS, Vertex desires to obtain from Company, and Company desires to grant to Vertex, an exclusive license to certain AAV Capsids Controlled by Company for use in DMD and DM1 (each as defined below), and exclusive licenses to certain other AAV Capsids Controlled by Company for use in Cystic Fibrosis and [***], which licenses with respect to Cystic Fibrosis and [***] may not be practiced by Vertex until the exercise of the relevant Option and the payment of the relevant Option fee (as set forth below).

NOW, THEREFORE, in consideration of the respective covenants, representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

For purposes of this Agreement, the following capitalized terms will have the following meanings:

1.1.	“AAA” has the meaning set forth in Section 11.12.2.

1.2.	“AAV” has the meaning set forth in the preamble hereto.

1.3.	“AAV [***] Capsids” means any Capsid that is Covered by the AAV [***] Patent.

1.4.	“AAV [***] Patent” means the PCT Patent [***].

1.5.	“Acquisition Transaction” has the meaning set forth in Section 4.8.

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1.6. “Adverse Event” has the meaning set forth in the Applicable Law for such term (or comparable term), and will generally mean any untoward medical occurrence in a subject in any Clinical Trial or patient who has received a Product, medical device or placebo, and which does not necessarily have a causal relationship with such Product, medical device or placebo, including any unfavorable and unintended sign (including an abnormal laboratory finding), symptom or disease temporally associated with the use of the applicable Product, medical device or placebo whether or not related to such Product, medical device or placebo.

1.7. “Affiliate” means, as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person will be regarded as in control of another Person if it (a) owns or controls, directly or indirectly, more than 50% of the equity securities of the subject Person entitled to vote in the election of directors (or, in the case of a Person that is not a corporation, for the election of the corresponding managing authority), or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.8. “Agreement” has the meaning set forth in the Preamble.

1.9. “Agreement Know-How” means any Know-How discovered, developed, invented or created solely by a Party or jointly by the Parties (or its or their Affiliates or Third Parties acting on its or their behalf), in each case, in the performance of activities under the Research Programs.

1.10. “Alliance Manager” has the meaning set forth in Section 3.3.1.

1.11. “Amended and Restated Lonza-MEE Agreement” means that certain License, Collaboration and Commercialization Agreement, originally entered into as of [***] and amended and restated as of September 9, 2019, by and between MEE, Lonza and The Schepens Eye Research Institute, Inc.

1.12. “Ancestral Libraries” means, collectively, all AAV capsid compositions of matter that are Covered by the “Ancestral Technology Patent Rights” as such term is defined in the MEE/Lonza 3-Way Agreement.

1.13. “Applicable Law” means all applicable laws, statutes, rules, regulations and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, agency or other body, domestic or foreign, including any applicable rules, regulations, guidelines, or other requirements of the Regulatory Authorities that may be in effect from time to time.

1.14. “Approval Application” means a BLA or similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries to obtain marketing approval for a biological or pharmaceutical product in that country or group of countries.

1.15. “Arbitration Notice” has the meaning set forth in Section 11.12.2.

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1.16. “BLA” means a Biological License Application that is submitted to the FDA for marketing approval for a Product pursuant to 21 C.F.R. § 601.2.

1.17. “Blocking Third Party Intellectual Property” means, with respect to a Capsid or Product in any country, [***] in such country owned or controlled by a Third Party that Cover [***] the composition of matter, method of treatment or use (as set forth in the applicable Regulatory Authority-approved labeling) or Manufacture of such Product or Capsid that [***] for the [***] Manufacture or Commercialization of such Product or Capsid within the Field in such country.

1.18. “Blocking Third Party Intellectual Property Costs” means Out-of-Pocket Costs, comprising [***] payments arising out of the [***] Manufacture or Commercialization of a Capsid or Product within the Field, in each case solely to the extent attributable to the [***] Manufacture or Commercialization of such Capsid or Product within the Field, and paid by Vertex or one of its Affiliates to a Third Party ([***]) who owns or controls Blocking Third Party Intellectual Property to license or acquire rights to the relevant Patents or Know-How; provided that, [***]. In the event that a license agreement for Blocking Third Party Intellectual Property includes rights to one of more Vertex Diseases included in the Field and a specified number of additional disease fields, then the attributable portion of any payment included in Blocking Third Party Intellectual Property Costs under such license agreement would be [***]. In the event that a license agreement for Blocking Third Party Intellectual Property does not specify [***] in the scope of rights granted, then the Parties would mutually agree upon a [***].

1.19. “Breaching Party” means the Party that the other Party believes is in material breach of this Agreement.

1.20. “Business Day” means a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Boston, Massachusetts are authorized or obligated to close.

1.21. “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 or December 31, during the Term, or the applicable part thereof during the first or last calendar quarter of the Term.

1.22. “Calendar Year” means any calendar year ending on December 31, or the applicable part thereof during the first or last year of the Term.

1.23. “Capsid” means (a) any AAV capsid Controlled by Company on the Effective Date or at any time prior to the [***]), and (b) all improvements to the foregoing Controlled by Company or created by or on behalf of Vertex and its Affiliates or Sublicensees at any time during the Term; provided that, solely with respect to the foregoing (b), any improvements arising after the [***] shall be included hereunder as a “Capsid” solely to the extent that [***]. For the avoidance of doubt, Capsid includes all AAV [***] Capsids and any other AAV capsid described in the AAV [***] Patent. For all purposes under this Agreement, the determination of whether an AAV capsid is an “improvement” to an existing Capsid that is included under sub-part (a) of this Section 1.21 will be made on a capsid-by-capsid basis, based on an assessment of whether such existing Capsid included under sub-part (a) was used or modified to identify the improved capsid qualifying as a Capsid under sub-part (b) of this Section 1.21.

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1.24. “CDA” has the meaning set forth in Section 1.45.

1.25. “CF Option Exercise Period” has the meaning set forth in Section 4.2.1.

1.26. “CF Option Fee” has the meaning set forth in Section 4.2.1.

1.27. “Change of Control” means, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger or consolidation, (b) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of more than 50% of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates. Notwithstanding the foregoing, with respect to Company, the term “Change of Control” [***].

1.28. “Clinical Trial” means a study in humans that is required to be conducted in accordance with GCP and is designed to generate data in support of an Approval Application.

1.29. “Combination Product” has the meaning set forth in Section 1.108.

1.30. “Commercialize” or “Commercializing” means to (a) market, promote, distribute, offer for sale, sell, have sold, import, export or otherwise commercialize a Product, (b) conduct activities, other than Research, Development and Manufacturing, in preparation for the foregoing activities, including obtaining Price Approval or (c) conduct post-Marketing Approval studies (including Clinical Trials). When used as a noun, “Commercialization” means any activities involved in Commercializing.

1.31. “Commercially Reasonable Efforts” means with respect to the efforts to be expended by any Person, with respect to any objective, reasonable, diligent and good faith efforts to accomplish such objective. With respect to any objective relating to the Research, Development, Manufacture or Commercialization of a Capsid or Product by Vertex hereunder, “Commercially Reasonable Efforts” (a) means that level, caliber and quality of efforts and resources reasonably and normally used by [***], as to a potential or actual product that is important to such [***] overall strategy or objectives, taking into account, with respect to each Capsid or Product, [***], and (b) will be determined on a country-by-country basis and [***].

1.32. “Common Ownership Legislation” means the legislation on Conditions for patentability; novelty, as codified at 35 U.S.C. § 102(c) (Common Ownership Under Joint Research Agreements).

1.33. “Company” has the meaning set forth in the Preamble.

1.34. “Company Agreement Know-How” has the meaning set forth in Section 6.1.1.

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1.35. “Company Agreement Patents” has the meaning set forth in Section 6.1.1.

1.36. “Company Agreement Technology” has the meaning set forth in Section 6.1.1.

1.37. “Company Breach Event” has the meaning set forth in Section 9.2.2(a).

1.38. “Company Indemnified Party” has the meaning set forth in Section 8.1.

1.39. “Company In-License Agreements” means (i) any agreements between Company and Third Party licensors or sellers pursuant to which Company has acquired or in-licensed any rights in the Licensed Technology as of the Effective Date, and (ii) any New Company Agreements. The Company In-License Agreements existing as of the Effective Date are set forth on Schedule 1.39 hereto.

1.40. “Company Inventions” has the meaning set forth in the MTA.

1.41. “Company Platform” means, collectively, the proprietary technology platform Controlled by Company at any time during the Term for use in [***], in each case ((i) – (iii)) that does not [***] a Vertex Disease and was not generated by Vertex. For clarity, Company Platform will not include [***].

1.42. “Comparator Study” means a non-human primate study meeting the criteria set forth on Schedule 1.42.

1.43. “Competitive Infringement” has the meaning set forth in Section 6.4.1.

1.44. “Competitive Product” means, with respect to a particular Product in a particular country, a product on the market in such country commercialized by any Third Party that is not a Sublicensee and that did not purchase such product in a chain of distribution that included any of Vertex or its Affiliates or Sublicensees, that (a) is [***], or (b) is [***].

1.45. “Confidential Information” means, with respect to each Party, all Know-How or other information, including proprietary information (whether or not patentable) regarding or embodying such Party’s technology, products, business information or objectives, that is communicated in any way or form by or on behalf of the Disclosing Party to the Receiving Party or its permitted recipients, pursuant to this Agreement or that certain Confidentiality Agreement between Vertex and Company dated [***] (the “CDA”), whether or not such Know-How or other information is identified as confidential at the time of disclosure. The terms of this Agreement will be considered Confidential Information of both Parties, with both Parties deemed to be the Receiving Party of such Confidential Information. All information and data regarding Products generated after the Effective Date pursuant to activities contemplated by this Agreement, excluding any information and data that is specific to any of the Capsids (which information and data will be deemed the Confidential Information of Company), will be deemed to be Vertex’s Confidential Information, and the exceptions set forth in clauses (a), (d) and (e) below will not apply to such information and data. Notwithstanding any provision of this Section 1.45 to the contrary, Confidential Information does not include any Know-How or information that: (a) was already known by the Receiving Party (other than under an obligation of confidentiality to the Disclosing Party) at the time of disclosure by or on behalf of the Disclosing Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party, other than through any act or omission of the Receiving Party in breach of its obligations under this Agreement or the CDA; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to the Receiving Party; or (e) was independently discovered or developed by or on behalf of the Receiving Party without the use of or reference to any Confidential Information belonging to the Disclosing Party. Confidential Information disclosed to the Receiving Party hereunder will not be deemed to fall within the foregoing exceptions merely because broader or related information falls within such exceptions, nor will combinations of elements or principles be considered to fall within the foregoing exceptions merely because individual elements of such combinations fall within such exceptions.

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1.46. “Control” or “Controlled” means, with respect to a Party and to any Know-How, Patent, Regulatory Filings or Materials, possession of the ability by such Party or its Affiliate (whether by sole or joint ownership, license or otherwise) on the Effective Date or at any time during the Term, other than pursuant to this Agreement, to grant, without violating the terms of any agreement with a Third Party, a license, access or other right in, to or under such Know-How, Patent or Materials. Notwithstanding anything in this Agreement to the contrary, (a) any Know-How, Patent or Materials deemed “Controlled” by a Party on the Effective Date or at any time during the Term will continue to be deemed “Controlled” by such Party for the remainder of the Term of this Agreement, and (b) a Party and its Affiliates will be deemed not to Control any Patents or Know-How that are owned or controlled by a Third Party described in the definition of “Change of Control,” or such Third Party’s Affiliates (other than an Affiliate of such Party prior to the Change of Control), (i) prior to the closing of such Change of Control, except to the extent that any such Patents or Know-How were developed by such Third Party prior to such Change of Control using or incorporating such Party’s or its pre-existing Affiliate’s Know-How or Patents, or (ii) after such Change of Control to the extent that such Patents or Know-How are developed or conceived by such Third Party or its Affiliates (other than such Party) after such Change of Control without using or incorporating such Party’s or its pre-existing Affiliate’s Know-How or Patents and are not developed or conceived by personnel who were employees or consultants of such Party or its pre-existing Affiliates.

1.47. “Cover,” “Covering” or “Covers” means, as to a compound, composition, product or activity and Patent, that, in the absence of a license granted under, or ownership of, such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, composition or product or the conduct of such activity would infringe such Patent or, as to a pending claim included in such Patent, the making, using, keeping, selling, offering for sale or importation of such compound, composition or product or the conduct of such activity would infringe such Patent if such pending claim were to issue in an issued patent without modification.

1.48. “Development” means, with respect to a Capsid or Product, all clinical and non-clinical research and development activities conducted after filing of an IND for such Capsid or Product, including [***]. When used as a verb, “Develop” or “Developing” means to engage in Development.

1.49. “Disclosing Party” has the meaning set forth in Section 10.1.

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1.50. “Dispute” has the meaning set forth in Section 11.12.

1.51. “Distracting Product” means any product that is intended to treat, diagnose or prevent a Vertex Disease.

1.52. “Distributor” means a Third Party to whom Vertex or its Affiliates or Sublicensees grant a right to sell or distribute a Product, that purchases its requirements for such Product from Vertex or its Affiliates or Sublicensees, has no significant responsibility for marketing and promotion of the Product, and does not otherwise make any royalty or other payments to Vertex or its Affiliates or Sublicensees with respect to its intellectual property rights or Products, including any payments that are calculated on the basis of a percentage of, or profit share on, such Third Party’s sale of Products.

1.53. “Divest” means, with respect to a Distracting Product, the sale, exclusive license or other transfer by the applicable Party and its Affiliates of all of their development and commercialization rights with respect to such Distracting Product to a Third Party without the retention or reservation of any development or commercialization obligation, interest or participation rights (other than solely an economic interest or the right to enforce customary terms contained in the relevant agreements effectuating such transaction).

1.54. “DM1” means Myotonic Dystrophy Type 1.

1.55. “DMD” means Duchenne Muscular Dystrophy.

1.56. “Effective Date” has the meaning set forth in the preamble.

1.57. “EMA” means the European Medicines Agency and any successor entity thereto.

1.58. “European Commission” means the European Commission or any successor entity that is responsible for granting marketing approvals authorizing the sale of pharmaceuticals in the European Union.

1.59. “European Union” or “EU” means (a) the economic, scientific and political organization of member states as it may be constituted from time to time, which as of the Effective Date consists of Austria, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and that certain portion of Cyprus included in such organization, (b) any member country of the European Economic Area that is not otherwise a member of the European Union, and (c) any country not otherwise included in clauses (a) or (b) that participates in the unified filing system under the auspices of the EMA. For purposes of this Agreement only, the United Kingdom shall be included in the “European Union” or “EU”. Further, for clarity, European Union will at all times be deemed to include each of Italy, Germany, France and Spain.

1.60. “Executive Officers” means the [***] of Company, [***], and the [***] of Vertex, [***].

1.61. “Existing Third Party Option” has the meaning set forth in Section 2.1.2.

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1.62. “FDA” means the United States Food and Drug Administration and any successor entity thereto.

1.63. “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

1.64. “Field” means, separately and collectively, the diagnosis, treatment or prevention of DMD, DM1, and, subject to the terms and conditions of Section 4.2, Cystic Fibrosis and [***].

1.65. “First Commercial Sale” means with respect to a Product, the first sale of such Product by Vertex, its Affiliate or its Sublicensee to a Third Party resulting in Net Sales in a particular country; provided that the following will not constitute a First Commercial Sale: [***].

1.66. “Force Majeure” means a condition, the occurrence and continuation of which is beyond the reasonable control of a Party, including an act of God, governmental acts or restrictions, pandemic, war, civil commotion, labor strike or lock-out, epidemic, flood, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

1.67. “[***] Option Fee” has the meaning set forth in Section 4.2.2.

1.68. “FTE” means [***] hours of work per annum devoted to or in support of the Research Activities that are carried out by one or more qualified scientific or technical employees ([***]) of Company or its Affiliates.

1.69. “FTE Rate” means, [***]; provided that such rates will increase or decrease on January 1 of each Calendar Year (starting with January 1, 2021) in accordance with [***].

1.70. “GAAP” means United States generally accepted accounting principles, consistently applied.

1.71. “GCP” means good clinical practices, which are the then-current standards for Clinical Trials for pharmaceuticals, as set forth in the FD&C Act or other Applicable Law, and such standards of good clinical practice as are required by the Regulatory Authorities of the European Union and other organizations and governmental authorities in countries for which the applicable Capsid or Product is intended to be Developed, to the extent such standards are not less stringent than United States standards.

1.72. “Gene Augmentation Modality” means the [***].

1.73. “Gene Editing Modality” means the [***].

1.74. “Gene Silencing/Other Modality” means [***].

1.75. “GLP” means the then-current good laboratory practice standards promulgated or endorsed by the FDA as defined in 21 C.F.R. Part 58, or comparable regulatory standards in jurisdictions outside of the United States, to the extent such standards are not less stringent than United States standards.

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1.76. “GMP” means the then-current Good Manufacturing Practices as specified in the United States Code of Federal Regulations, ICH Guideline Q7A, or equivalent laws, rules or regulations of an applicable Regulatory Authority at the time of manufacture.

1.77. “Governmental Authority” means any court, agency, department, authority or other instrumentality of any national, state, county, city or other political subdivision.

1.78. “Grantor” has the meaning set forth in Section 5.5.1.

1.79. “IND” means any Investigational New Drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations or a similar application or submission for a Product filed with a Regulatory Authority in a country or group of countries.

1.80. “IND Acceptance Date” means, after filing an IND for a Product with a Regulatory Authority, the 31st consecutive day on which there is no clinical hold or similar adverse regulatory action with respect to such IND.

1.81. “Indemnified Party” has the meaning set forth in Section 8.1.3.

1.82. “Indemnifying Party” has the meaning set forth in Section 8.1.3.

1.83. “Initiation” or “Initiate” means, with respect to any Clinical Trial, dosing of the first human subject in such Clinical Trial.

1.84. “Insolvency Event” has the meaning set forth in Section 9.2.4.

1.85. “Joint Agreement Know-How” has the meaning set forth in Section 6.1.3.

1.86. “Joint Agreement Patents” has the meaning set forth in Section 6.1.3.

1.87. “Joint Agreement Technology” has the meaning set forth in Section 6.1.3.

1.88. “JRC” has the meaning set forth in Section 3.1.1.

1.89. “Know-How” means intellectual property, data, results, pre-clinical and clinical protocols and data from studies and Clinical Trials, chemical structures, chemical sequences, materials, information, inventions, know-how, formulas, trade secrets, techniques, methods, processes, procedures and developments, whether or not patentable; provided that Know-How does not include Patents.

1.90. “Knowledge” means, with respect to Company, the actual knowledge of [***] after having consulted with Company’s external patent counsel. For clarity, [***].

1.91. “Liability” has the meaning set forth in Section 8.1.

1.92. “Library Expansion Election” has the meaning set forth in Section 2.1.2.

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1.93. “Licensed Know-How” means any Know-How Controlled by Company or its Affiliates (a) on the Effective Date, (b) that is related to a Capsid and arises after the Effective Date but before the [***], or (c) that is related to a Capsid and arises after the [***], solely to the extent that the practice of such Know-How is Covered by the Licensed Patents (as such Licensed Patents exist immediately prior to such Know-How arising) [***], provided that such Licensed Patents or other Patents are Controlled by Company prior to the [***], in each case ((a)—(c)), that is necessary [***] to Research, Develop, Manufacture or Commercialize Products in the Field, and with respect to the foregoing (b) and (c), to the extent that any such Know-How is Controlled by Company by virtue of a license from a Third Party, solely to the extent that Vertex has elected to include such license as a New Company Agreement in accordance with Section 5.5. For the avoidance of doubt, the Licensed Know-How shall exclude the Reserved Library with respect to DMD unless and until Vertex exercises the Library Expansion Election.

1.94. “Licensed Patents” means any Patents, including Company Agreement Patents and Joint Agreement Patents, Controlled by Company or its Affiliates on or after the Effective Date that Cover the Licensed Know-How. A list of Licensed Patents as of the Effective Date is set forth in Schedule 1.94.

1.95. “Licensed Technology” means the Licensed Patents and Licensed Know-How.

1.96. “Licensed Trademarks” has the meaning set forth in Section 2.5.2.

1.97. “Licensee” has the meaning set forth in Section 5.5.2.

1.98. “Lonza” has the meaning set forth in Section 1.105.

1.99. “Major EU Markets” means [***].

1.100. “Major Market Countries” means [***].

1.101. “Manufacture” or “Manufactured” or “Manufacturing” means activities directed to making, having made, producing, manufacturing, processing, filling, finishing, packaging, labeling, quality control testing and quality assurance release, shipping or storage of a Capsid or Product.

1.102. “Marketing Approval” means, with respect to a Product in a particular jurisdiction, all approvals ([***]), licenses, registrations or authorizations necessary for the Commercialization of such Product in such jurisdiction, including, with respect to the United States, approval of an Approval Application for such Product by the FDA and with respect to the European Union, approval of an Approval Application for such Product by the European Commission or the applicable Regulatory Authority in any particular country in the EU.

1.103. “Materials” means all biological materials, chemical compounds and other materials arising out of a Party’s activities under the Research Programs and provided by such Party to the other Party for use by the other Party or otherwise provided by a Party for use by the other Party, in each case, to conduct activities pursuant to the Research Programs, including [***].

1.104. “MEE” has the meaning set forth in Section 1.105.

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1.105. “MEE/Lonza 3-Way Agreement” means that certain Exclusive License Agreement entered into on September 9, 2019, by and between Company, Massachusetts Eye and Ear Infirmary (“MEE”) and Lonza Houston, Inc. (“Lonza”).

1.106. “Modality” means a therapeutic method, consisting of the Gene Augmentation Modality, the Gene Editing Modality, or the Gene Silencing/Other Modality.

1.107. “MTA” means the Material Transfer Agreement entered into by Company and Vertex on [***] pursuant to which Company has provided to Vertex certain Materials (as defined therein) for Vertex to perform certain specified and limited Research and Manufacturing activities related thereto as expressly stated within such Material Transfer Agreement, which activities shall be deemed conducted under the Research Programs hereunder.

1.108. “Net Sales” means the gross invoiced price for Products sold by Vertex (including sales generated from named patient programs and excluding sales deferred for GAAP accounting purposes until such sales are recognized), its Affiliates or Sublicensees (the “Selling Party”) to Third Parties, less the following deductions from such gross amounts:

(a) credits or allowances on account of price adjustments, recalls, claims, damaged goods, rejections or returns of items previously sold (including Product returned in connection with recalls or withdrawals) and [***];

(b) import taxes, export taxes, excise taxes (including [***]), but only such portion [***], or government invoiced fees, sales taxes, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined or imposed with respect to such sales (excluding income or net profit taxes or franchise taxes of any kind), [***];

(c) insurance, customs charges, freight, shipping and other transportation costs incurred in shipping Product to such non-related parties, to the extent [***];

(d) discounts (including trade, quantity, cash discounts and fees for services), cash and non-cash coupons, co-payment support programs, retroactive price reductions, and charge back payments and rebates granted to any non-related party (including [***]);

(e) rebates (or their equivalent), [***], chargebacks and retroactive price adjustments [***]; and

(f) compulsory payments [***], provided that any such deduction [***].

Only items that are deducted from the Selling Party’s gross sales of Product(s), as included in the Selling Party’s published financial statements and that are in accordance with GAAP, applied on a consistent basis, will be deducted from such gross sales for purposes of the calculation of Net Sales. Notwithstanding the foregoing, [***].

A qualifying amount may be deducted only once regardless of the number of the preceding categories that describes such amount. If a Selling Party makes any adjustment to such deductions after the associated Net Sales have been reported pursuant to this Agreement, the adjustments and payment of any royalties due will be reported with a subsequent quarterly report. Sales between or among Vertex, its Affiliates and Sublicensees will be excluded from the computation of Net Sales if such sales are not intended for end use, but Net Sales will include the subsequent final sales to Third Parties by Vertex or any such Affiliates or Sublicensees. A Product will not be deemed to be sold if [***]. For clarity, Net Sales include [***].

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If a sale, transfer or other disposition with respect to a Product involves consideration other than cash or is not at arm’s length, the Net Sales from such sale, transfer or other disposition will be [***].

Solely for purposes of calculating Net Sales, if Vertex or its Affiliates or any permitted Sublicensee sells a Product in the form of a combination product containing a Product and [***] that is not a Product (“Other Product”) ([***]) (such combination product, a “Combination Product”), Net Sales of such Combination Product for the purpose of determining the payments due to Company pursuant to this Agreement will be calculated by [***]. If the gross selling price of a Product in such country when sold separately in finished form (i.e., without the other active ingredients or delivery device) can be determined but the gross selling price of the Other Product in such country cannot be determined, Net Sales in such country for purposes of determining royalty payments will be calculated by [***]. If such separate sales are not made in a country, Net Sales will be calculated by [***]. For the avoidance of doubt, [***].

1.109. “New Company Agreement” has the meaning set forth in Section 5.5.2.

1.110. “New Technology” means (a) any Know-How that is Controlled by Company or its Affiliates on the Effective Date or during [***] that is necessary [***] to Research, Develop, Manufacture or Commercialize Products in the Field, and (b) any Patents Covering the Know-How in the foregoing clause (a), in each case ((a) and (b)), to the extent not included in the Licensed Technology. For clarity, [***].

1.111. “Non-Breaching Party” means the Party that believes the other Party is in material breach of this Agreement.

1.112. “Option” has the meaning set forth in Section 4.2.

1.113. “Option Exercise Data Package” has the meaning set forth in Section 4.2.2.

1.114. “Other Product” has the meaning set forth in Section 1.108.

1.115. “Out-of-Pocket Costs” means, with respect to a Party, costs and expenses paid by such Party or its Affiliates to Third Parties ([***]), other than employees of such Party or its Affiliates.

1.116. “Party” or “Parties” has the meaning set forth in the Preamble.

1.117. “Patents” means the rights and interests in and to issued patents and pending patent applications in any country, jurisdiction or region (including inventor’s certificates and utility models), including all provisionals, non-provisionals, substitutions, continuations, continuations-in-part, divisionals, renewals and all patents granted thereon, and all reissues, reexaminations, extensions, confirmations, revalidations, registrations and patents of addition thereof, including patent term extensions and supplementary protection certificates, international patent applications filed under the Patent Cooperation Treaty (PCT) and any foreign equivalents to any of the foregoing.

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1.118. “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision or department or agency of a government.

1.119. “Phase 3 Clinical Trial” means any Clinical Trial as described in 21 C.F.R. §312.21(c) (as amended from time to time), or, with respect to a jurisdiction other than the United States, a similar Clinical Trial.

1.120. “Pivotal Clinical Trial” means (a) a Phase 3 Clinical Trial, or (b) any other Clinical Trial that is determined by the applicable Regulatory Authority (as evidenced by written correspondence from such Regulatory Authority) prior to the Initiation of such Clinical Trial to be sufficient to form the basis for Regulatory Approval of the applicable Product.

1.121. “Price Approval” means, in any country where a Governmental Authority authorizes reimbursement for, or approves or determines pricing for, pharmaceutical products, receipt (or, if required to make such authorization, approval or determination effective, publication) of such reimbursement authorization or pricing approval or determination.

1.122. “Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation that is, has been or may in the future be commenced, brought, conducted or heard at law or in equity or before any Governmental Authority.

1.123. “Product” means any pharmaceutical or biopharmaceutical product, medical therapy, preparation, substance, or formulation comprising or employing, in whole or in part, (a) a Capsid or (b) any AAV capsid that is [***] and that incorporates the Licensed Technology.

1.124. “Proposed New Company Agreement” has the meaning set forth in Section 5.5.1.

1.125. “Prosecution and Maintenance” or “Prosecute and Maintain” means, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as handling re-examinations and reissues with respect to such Patent, together with the conduct of interferences, derivation proceedings, the defense of oppositions, post-grant patent proceedings (such as inter partes review and post grant review) and other similar proceedings with respect to the particular Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” will not include any other enforcement actions taken with respect to a Patent.

1.126. “Receiving Party” has the meaning set forth in Section 10.1.

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1.127. “Regulatory Approval” means the technical, medical and scientific licenses, registrations, authorizations and approvals (including approvals of Approval Applications, supplements and amendments, pre- and post- approvals, and labeling approvals) of any Regulatory Authority, necessary for the research, development, clinical testing, commercial manufacture, distribution, marketing, promotion, offer for sale, use, import, export or sale of a pharmaceutical product in a regulatory jurisdiction, including Marketing Approval but excluding Price Approval.

1.128. “Regulatory Authority” means, with respect to a country in the Territory, any national (e.g., the FDA), supra-national (e.g., the European Commission, the Council of the European Union, or the EMA), regional, state or local regulatory agency, department, bureau, commission, council or other Governmental Authority involved in the granting of Regulatory Approvals or Price Approvals for pharmaceutical products in such country or countries.

1.129. “Regulatory Filings” means, collectively: (a) all INDs, Approval Applications, establishment license applications, Drug Master Files, applications for designation as an “Orphan Product(s)” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FD&C Act (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(4)(B) and (C) of the FD&C Act (21 U.S.C. § 355(b)(4)(B)) and all other similar filings (including counterparts of any of the foregoing in any country or region in the Territory); (b) any applications for Regulatory Approval or Price Approval and other applications, filings, dossiers or similar documents submitted to a Regulatory Authority in any country for the purpose of obtaining Regulatory Approval or Price Approval from that Regulatory Authority; (c) any Patent-related filings with any Regulatory Authority; (d) all supplements and amendments to any of the foregoing; and (e) all data and other information contained in, and correspondence with any Regulatory Authority relating to, any of the foregoing.

1.130. “Remainder” has the meaning set forth in Section 5.1.2.

1.131. “Research” means conducting research activities to discover, design, optimize, deliver and advance Capsids and Products, including pre-clinical studies and optimization, but specifically excluding Development, Manufacture and Commercialization. When used as a verb, “Researching” means to engage in Research.

1.132. “Research Activities” means the activities with respect to the Research of Capsids to be conducted by either Party or jointly by the Parties for each of Cystic Fibrosis, DMD and DM1 during the Research Term.

1.133. “Research Extension” has the meaning set forth in Section 2.1.1.

1.134. “Research Program” means the program of Research Activities for each of (a) Cystic Fibrosis and (b) DMD and DM1 (each of (a) and (b), a separate Research Program).

1.135. “Research Term” means the period of time commencing upon the Research Term Effective Date and continuing until the fifth anniversary thereof.

1.136. “Research Term Effective Date” has the meaning set forth in Section 5.1.2.

1.137. “Reserved Library” has the meaning set forth in Section 2.1.2.

1.138. “Residual Knowledge” means knowledge, techniques, experience and Know-How that [***] by the Disclosing Party.

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1.139. ”Results” has the meaning set forth in the MTA.

1.140. “ROFN Notice” has the meaning set forth in Section 4.4.

1.141. “Royalty Term” means, with respect to a Product in a country, the period commencing on the first sale of such Product giving rise to Net Sales in such country and ending upon the later of: (a) the expiration of the last Valid Claim of a Licensed Patent that Covers such Product in such country; (b) 10 years after the First Commercial Sale of such Product in such country; or (c) expiration of all applicable regulatory exclusivity periods, including data exclusivity, in such country with respect to such Product.

1.142. “Rules” has the meaning set forth in Section 11.12.2(a).

1.143. “Safety Data Exchange Agreement” has the meaning set forth in Section 2.8.

1.144. “Selling Party” has the meaning set forth in Section 1.108.

1.145. “Subcontractor” has the meaning set forth in Section 2.1.4.

1.146. “Sublicense” means, directly or indirectly, to sublicense, grant any other right with respect to, or agree not to assert, the rights granted to Vertex hereunder. When used as a noun, “Sublicense” means any agreement to Sublicense.

1.147. “Sublicensee” means an Affiliate or Third Party, other than a Distributor, to whom Vertex (or a Sublicensee or Affiliate) sublicenses any of the rights granted to Vertex hereunder during the Term.

1.148. “Term” has the meaning set forth in Section 9.1.

1.149. “Territory” means worldwide.

1.150. “Third Party” means any Person other than Vertex, Company or their respective Affiliates.

1.151. “Third Party Infringement Claim” has the meaning set forth in Section 6.3.

1.152. “Third Party Optionee” means that certain Third Party to whom [***].

1.153. “United Kingdom” means the United Kingdom of Great Britain and Northern Ireland.

1.154. “United States” or “U.S.” means the United States of America and all of its districts, territories and possessions.

1.155. “Upfront Fee” means an amount equal to Twenty Five Million US Dollars ($25,000,000).

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1.156. “Valid Claim” means a claim (a) of any issued, unexpired United States or foreign Patent, which has not, in the country of issuance, been donated to the public, disclaimed, held invalid or unenforceable by a court of competent jurisdiction in an unappealed or unappealable decision, or (b) of any United States or foreign patent application, which has not, in the country in question, been cancelled, withdrawn, or abandoned. Notwithstanding the foregoing, on a country-by-country basis, a patent application pending for more than [***] will not be considered to have any Valid Claim for purposes of this Agreement unless and until a patent that meets the criteria set forth in clause (a) above with respect to such application issues.

1.157. “Vertex” has the meaning set forth in the Preamble.

1.158. “Vertex Agreement Know-How” has the meaning set forth in Section 6.1.2.

1.159. “Vertex Agreement Patents” has the meaning set forth in Section 6.1.2.

1.160. “Vertex Agreement Technology” has the meaning set forth in Section 6.1.2.

1.161. “Vertex Background Know-How” means any and all Know-How Controlled by Vertex or its Affiliates (a) prior to the Effective Date, or (b) during the Term, to the extent invented, developed, acquired or created independently of the activities performed under this Agreement.

1.162. “Vertex Background Patents” means any Patents Controlled by Vertex or its Affiliates that Cover the Vertex Background Know-How.

1.163. “Vertex Background Technology” means the Vertex Background Know-How and the Vertex Background Patents.

1.164. “Vertex Diseases” means Cystic Fibrosis, DMD, DM1 and [***]; provided that if Vertex does not make a timely exercise of the Option with respect to Cystic Fibrosis or with respect to [***] with respect to at least one Modality, then Cystic Fibrosis or [***], as applicable, will cease to be a Vertex Disease as of the date that each such Option expires pursuant to Section 4.2.

1.165. “Vertex Indemnified Party” has the meaning set forth in Section 8.1.2.

1.166. “Vertex Inventions” has the meaning set forth in the MTA.

1.167. “VXc Nomination” means a determination by Vertex, in accordance with its internal policies and procedures consistently applied, that [***].

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ARTICLE 2.

RESEARCH, DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION

2.1. Research.

2.1.1. Research Activities. During the first two years of the Research Term, Company shall perform the Research Activities under each Research Program in accordance with Section 2.1.3 and the other terms of this Agreement. Following the first two years of the Research Term, Vertex will have the right, in its sole discretion, to extend Company’s obligation to perform Research Activities on a Research Program-by-Research Program basis for additional one-year periods at a cost of [***] per year per Research Program, up to a total of three additional years for each Research Program (each, a “Research Extension”), by providing notice to Company no later than [***] before the expiration of the [***] year of the Research Term, and thereafter, no later than [***] before the conclusion of each additional year for which Vertex has elected to extend Company’s obligations (as applicable); provided that, for any Research Extension, Vertex will have the right to update the Capsid criteria set forth on Schedule 2.1.3 for the applicable Research Program, which update will be provided with the applicable notice of a Research Extension. Vertex will have the right to perform Research Activities for each Research Program at any time during the Research Term, regardless of whether Company is also performing Research Activities pursuant to this Section 2.1.1; provided that, prior to Vertex’s exercise of the Option for Cystic Fibrosis, Vertex’s activities with respect to the Research of Capsids for Cystic Fibrosis shall be limited to the evaluation of Capsids as set forth in Section 4.2.1, and any other activities agreed to by the Parties.

2.1.2. Existing Third Party Option. The Parties acknowledge that, as of the Effective Date, Lonza Houston, Inc. has granted to the Third Party Optionee an option to obtain an exclusive right and license to the Licensed Patents existing as of the Effective Date with respect to [***] (the “Reserved Library”) for the exploitation of products for the treatment, diagnosis and prevention of DMD, which option expires on [***] (the “Existing Third Party Option”). In the event that the Existing Third Party Option expires or otherwise terminates with respect to all or a portion of the Reserved Library, such that Company’s rights to Capsids included in the Reserved Library can be licensed to Vertex for DMD (in whole or in part), then Company shall promptly notify Vertex and Vertex will have [***] from such notice to determine whether it wishes to include the Reserved Library within the scope of the Research Activities for DMD in the Research Program for DMD and DM1 (as being within the Capsid libraries Controlled by Company) (in whole or in part). Company shall provide to Vertex any and all information in Company’s possession as Vertex may reasonably request during such [***] notice period to assist Vertex in determining whether to exercise the Library Expansion Election. In the event that Vertex elects during the Term to include (a) such capsids in the Reserved Library and (b) all Know-How and Patents Controlled by Company related to such capsids, in each case, in the Licensed Technology, then Vertex shall notify Company within such [***] period and together with such notice shall pay to Company a one-time, non-refundable, non-creditable payment of Two Million Dollars ($2,000,000) (the “Library Expansion Election”); provided that, if Vertex provides notice to Company of such election during the Research Term and the Existing Third Party Option has only terminated with respect to a portion of the Reserved Library at such time, no further payment shall be owed by Vertex if it subsequently provides an additional notice to Company of such election in the event that the Existing Third Party Option subsequently terminates with respect to an additional portion of the Reserved Library; and provided further that, if Vertex provides notice to Company of such election after the conclusion of the Company’s Research Activities during the Research Term for DMD and DM1, then the foregoing fee shall not be payable by Vertex but clauses (ii) and (iii) of the following sentence shall apply. In the event that Vertex makes the Library Expansion Election, (i) solely in the event that the Library Expansion Election occurs after the conclusion of the Company’s Research Activities during the Research Term for DMD and DM1, then such Capsids shall be automatically included in the Capsids being Researched pursuant to Company’s Research Activities for DMD, (ii) the capsids in the Reserved Library for which Vertex has made such election shall be deemed Controlled by Company and included in the Capsids hereunder for DMD, and (iii) the Patents and Know-How Controlled by Company related to the Reserved Library that would otherwise be included in the Licensed Technology for DMD but for the Existing Third Party Option shall be deemed to be included in the Licensed Technology for DMD to the extent of Vertex’s election.

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2.1.3. Conduct of the Research.

(a) Research Efforts. On a Research Program-by-Research Program basis, during the first two years of the Research Term, and continuing during any applicable Research Extension for such Research Program, Company shall use Commercially Reasonable Efforts to Research and deliver Capsids to Vertex that meet the criteria set forth on Schedule 2.1.3 hereto (as such criteria may be amended by Vertex pursuant to Section 2.1.1) for such Research Program, which Commercially Reasonable Efforts shall include [***]. Each Party, directly or through its Affiliates or permitted Subcontractors, will use Commercially Reasonable Efforts to conduct its Research Activities in a professional and timely manner, and will, and will require its Affiliates and Subcontractors to, perform such Research Activities in compliance with all Applicable Laws.

(b) Non-Human Primate Studies Research Costs. During the first two years of the Research Term, if Company intends to initiate a Comparator Study in the Research Programs, then, subject to Vertex’s agreement to fund such study, Vertex and Company shall together design such Comparator Study, [***]. In the event that Vertex declines to fund such study, then Company shall have no obligation to conduct such study as part of the applicable Research Program. Vertex shall reimburse Company on a Calendar Quarter basis for (i) the reasonable Out-of-Pocket Costs incurred by Company or Company’s Subcontractors, subject to Section 2.1.4 below, and (ii) Company’s approved internal costs at the FTE Rate, in each case ((i) and (ii)) solely to the extent such costs are in accordance with the approved budget for such Comparator Study. Within [***] following the end of each Calendar Quarter, Company shall provide an invoice to Vertex for the costs and expenses set forth in, and subject to, the foregoing clauses (i) and (ii), and Vertex shall pay any undisputed amounts set forth in such invoices within [***] of receipt.

2.1.4. Subcontracting. Each Party may engage consultants, subcontractors, academic researchers or other vendors (each, a “Subcontractor”) to perform Research Activities; provided that Company shall not engage any Subcontractor without Vertex’s written consent, which consent shall not be unreasonably withheld or delayed; provided, that no such consent shall be required for any Third Party listed on Schedule 2.1.4 to perform the activities specified for such Third Party on Schedule 2.1.4, as such schedule may be updated at any time during the Research Term by approval of the JRC, subject to the right of Vertex to have final decision-making authority with respect thereto in its sole discretion, notwithstanding anything in Section 3.1.4 to the contrary; and provided further, that Vertex shall have the right to withhold its consent, in its sole discretion, with respect to any proposed Subcontractor [***]. Notwithstanding the foregoing, the consent of Vertex shall not be required with respect to any subcontractor if [***]. Each contract between a Party and a Subcontractor shall be consistent with the provisions of this Agreement and shall include confidentiality provisions that are at least as restrictive as those described in ARTICLE 10. Each Party shall be responsible for the effective and timely management of and payment of its Subcontractors. The engagement of any Subcontractor in compliance with this Section 2.1.4 shall not relieve the applicable Party of its obligations under this Agreement.

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2.1.5. Records. Each Party shall maintain, and cause its Affiliates and Subcontractors to maintain, records of its Research Activities in sufficient detail and in good scientific manner appropriate for scientific, patent and regulatory purposes, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done, data and developments made, and results achieved.

2.1.6. Progress Reports. During the Research Term, each Party shall furnish to the JRC, within [***] after the end of each Calendar Quarter an update on such Party’s progress under the Research Programs with respect to the performance of the Research Activities during the relevant Calendar Quarter, including a [***].

2.2. Development.

2.2.1. Generally. Vertex will have sole and exclusive control over all matters relating to the Development of Capsids and Products in the Field.

2.2.2. Reporting. Beginning in the first Calendar Year in which Vertex is conducting Development activities, Vertex will provide Company with a high-level report regarding the status of Vertex’s Development of Products no less than [***] per Calendar Year, which reports will include [***]. Such reports may be provided to Company in conjunction with meetings and other communications between the representatives of Vertex and Company.

2.3. Regulatory Matters.

2.3.1. Responsibilities. Vertex or its designated Affiliates and Sublicensees will have the sole authority to (a) prepare and file Regulatory Filings, each in its own name, and applications for Regulatory Approval and Price Approval for all Capsids and Products in the Field in the Territory, and (b) communicate with Regulatory Authorities with respect to Capsids and Products in the Field in the Territory, both prior to and following Regulatory Approval and Price Approval, including all communications and decisions with respect to [***].

2.3.2. Ownership. Ownership of all rights in and to all Regulatory Filings, Regulatory Approvals and Price Approvals directed to any Capsids or Product in the Field in each country of the Territory will be held in the name of Vertex, its Affiliate, designee or Sublicensee.

2.3.3. Cooperation. Company will, and will cause its Affiliates to, cooperate with Vertex with respect to all regulatory matters relating to any Product. Without limiting the foregoing, as requested by Vertex, Company will reasonably assist Vertex in preparing Regulatory Filings for Products and make information Controlled by Company or its Affiliates available to Vertex to the extent necessary or useful in connection with such Regulatory Filings. Vertex will provide Company with copies of all material correspondence between Vertex and a Regulatory Authority. Upon Vertex’s reasonable request and at Vertex’s sole expense, Company will support the Development of Capsids and Products by providing Regulatory Authorities with access to, and the right to audit, any data or other Know-How and associated documents that are in Company’s Control and are relied on by Vertex in its Regulatory Filings for Products. For as long as the exclusive license granted to Vertex under this Agreement is in force with respect to the applicable Vertex Disease, Company will not make any submission to any Regulatory Authority related to any Product for such Vertex Disease in the Field without first obtaining Vertex’s prior written consent.

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2.3.4. Right of Reference. Company hereby grants Vertex, its Affiliates and Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation, to any Regulatory Filings Controlled by Company or its Affiliates to the extent necessary or useful to Research, Develop, Manufacture or Commercialize Capsids or Products in the Field in the Territory. If requested by Vertex, Company will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation. In the event of a termination of this Agreement in its entirety or with respect to a Vertex Disease, except in the event of any such termination by Vertex pursuant to Section 9.2.2(a) or Section 9.2.4, Vertex will grant to Company, its Affiliates and Sublicensees a “Right of Reference,” as that term is defined in 21 C.F.R. § 314.3(b) and any foreign counterpart to such regulation, to any Regulatory Filings Controlled by Vertex or its Affiliates to the extent necessary or useful to Research, Develop, Manufacture or Commercialize Capsids or Products for the applicable terminated Vertex Disease(s), provided that [***]. If requested by Company, Vertex will provide a signed statement to this effect in accordance with 21 C.F.R. §314.50(g)(3) or any foreign counterpart to such regulation.

2.4. Manufacturing. Vertex will have the exclusive right to Manufacture and supply Products itself or through one or more Affiliates or Third Parties selected by Vertex in its sole discretion for Research, Development and Commercialization in the Field in the Territory. Company shall Manufacture Capsids as necessary for use in the Research Activities and, subject to Section 4.7.1, may Manufacture Capsids for the research, development and manufacture of products outside of the Field.

2.5. Commercialization.

2.5.1. General. Vertex will have sole and exclusive control over all matters relating to the Commercialization of Products in the Field in the Territory.

2.5.2. Branding. Vertex or its designated Affiliates or Sublicensees will select and own all trademarks used in connection with the Commercialization of any Product in the Field in the Territory, except with respect to any trademarks specifically related to a Capsid, for which Company will have the right to select and own such trademarks and will license such trademarks to Vertex pursuant to Section 4.1.3 (such trademarks, the “Licensed Trademarks”). Company will not use nor seek to register, anywhere in the Territory, any trademark that is confusingly similar to any trademark used by or on behalf of Vertex, its Affiliates or Sublicensees in connection with any Product.

2.6. Diligence.

2.6.1. Generally.

(a) Commencing as of the Research Term Effective Date, for each of DMD and, in the event that Vertex exercises the applicable Option, Cystic Fibrosis (commencing on the date that such Option is exercised), Vertex (acting directly or through one or more Affiliates or Sublicensees) shall use Commercially Reasonable Efforts to Research, Develop and Commercialize [***] Product for such Vertex Disease in [***] Modality in each of the Major Market Countries; provided that if, (i) with respect to DMD, [***] for [***] Modality, or (ii) with respect to Cystic Fibrosis, [***] for [***] Modality, then Vertex (acting directly or through one or more Affiliates or Sublicensees) shall use Commercially Reasonable Efforts to Research, Develop and Commercialize [***] Product for DMD or Cystic Fibrosis (as applicable) in [***].

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(b) Commencing as of the Research Term Effective Date, for each of DM1 and, in the event that Vertex exercises the applicable Option, [***] (commencing on the date that such Option is exercised), Vertex (acting directly or through one or more Affiliates or Sublicensees) shall use Commercially Reasonable Efforts to Research, Develop and Commercialize [***] Product for such Vertex Disease in [***] Modality in each of the Major Market Countries.

2.6.2. Consequence of Diligence Failure. In the event that Company believes in good faith that Vertex has failed to satisfy the diligence obligations set forth in Sections 2.6.1(a) or 2.6.1(b) with respect to a Vertex Disease, Company shall promptly notify Vertex, which notice shall include a reasonably detailed description of the basis for such belief, and Vertex shall have [***] from receipt of such notice to cure such breach. Vertex may challenge the occurrence of such breach in good faith through the dispute resolution process set forth in Section 11.12. Unless it is determined through such dispute resolution process that no breach occurred, if Vertex fails to cure such breach within such [***] period, which [***] period may be tolled during the pendency of any dispute resolution proceedings provided for herein and [***], then the license granted to Vertex in Section 4.1 with respect to such Vertex Disease shall, upon notice by Company to Vertex, be terminated (i) in the case of Cystic Fibrosis or DMD, on a [***] and (ii) in the case of DM1 or [***], with respect to all Modalities for such Vertex Disease. Following any such termination, the exclusivity obligations of Company set forth in Section 4.7.1 with respect to such Modality for such Vertex Disease shall no longer apply. Notwithstanding anything in this Agreement to the contrary, Company’s sole and exclusive remedy for Vertex’s failure to satisfy its diligence obligations set forth in Sections 2.6.1(a) and 2.6.1(b) shall be limited to the remedy set forth in this Section 2.6.2.

2.7. Applicable Laws. Vertex will, and will require its Affiliates and Sublicensees to, comply with all Applicable Law in its and their Research, Development, Manufacture and Commercialization of Capsids and Products, including where appropriate GMP, GCP and GLP (or similar standards).

2.8. Safety Data Exchange. Upon Vertex’s request, the Parties will negotiate and enter into a separate safety data exchange agreement (a “Safety Data Exchange Agreement”). The Safety Data Exchange Agreement will set forth guidelines and procedures for the receipt, investigation, recording, review, communication, reporting and exchange between the Parties of Adverse Event reports, that, for purposes of information exchange between the Parties, will include Adverse Events and serious Adverse Events, and any other information concerning the safety of any Product or Capsid. Without limiting the foregoing, the Parties will meet to establish a safety oversight working group comprised of members of both Parties, which, except as otherwise provided in the Safety Data Exchange Agreement, will discuss processes and procedures for sharing information needed to support each Party’s regulatory responsibilities and to comply with applicable regulatory pharmacovigilance requirements. Any such procedures will not be construed to restrict either Party’s ability to take any action that it deems to be appropriate or required of it under the applicable regulatory requirements, if permitted by Applicable Laws. Without limiting the foregoing, Company will promptly disclose to Vertex in writing any information in Company’s possession regarding the occurrence of any Adverse Event that may reasonably relate to the safety of a Capsid. In addition, Vertex will (a) maintain a unified worldwide Adverse Event database for Products, and be responsible for reporting Adverse Events and serious Adverse Events to the applicable Regulatory Authorities and (b) be responsible for all signal detection and risk management activities with respect to Products and will develop and approve the contents of all safety communications to Regulatory Authorities, including but not limited to expedited non-clinical and clinical safety reports and aggregate reports to health authorities, institutional review boards and ethics committees.

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ARTICLE 3.

GOVERNANCE

3.1. Joint Research Committee.

3.1.1. Formation. Within [***] after the Effective Date, the Parties will establish a joint research committee (the “JRC”) to oversee and coordinate the Research Programs under this Agreement. The JRC will be comprised of three representatives from each Party. Each Party’s representatives on the JRC shall be [***]. In addition, each Party may invite a reasonable number of additional representatives to participate in discussions and meetings of the JRC. Each Party’s representatives on the JRC and all other individuals participating in discussions and meetings of the JRC on behalf of a Party will be subject to confidentiality and non-use obligations with respect to information disclosed at such meeting that are no less restrictive than the provision of ARTICLE 10. The JRC will designate a chairperson at its first meeting. The chairperson of the JRC will be responsible for setting the agenda for meetings of the JRC with input from the other members, and for conducting the meetings of the JRC. The JRC will conduct its responsibilities hereunder in good faith and with reasonable care and diligence.

3.1.2. Responsibilities. The JRC will oversee and coordinate the Research Programs under this Agreement. Without limiting the foregoing, the JRC will:

(a) review all material Research Activities undertaken by or on behalf of the Parties, including the exchange and review of data and information generated pursuant to the Research Activities;

(b) discuss Company’s plans for Research Activities and [***];

(c) prioritize the performance of Research Activities;

(d) oversee and coordinate the transfer of Licensed Technology to Vertex in accordance with Section 4.3; and

(e) perform such other duties as are specifically assigned to the JRC under this Agreement.

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3.1.3. Meetings; Minutes.

(a) The JRC will meet in person or by teleconference at least [***] on such dates and at such times and places as agreed to by the members of the JRC; provided that at least [***] such meeting per [***] shall be in person unless the Parties agree otherwise. Each Party will be responsible for its own expenses relating to attendance at, or participation in, JRC meetings.

(b) The Alliance Managers will provide the members of the JRC with draft written minutes for approval from each meeting within [***] after each such meeting. The responsibility for preparing the minutes will alternate between the Alliance Managers on a meeting-by-meeting basis. If the minutes of any meeting of the JRC are not approved by the JRC ([***]) within [***] after the meeting, the objecting Party will append a notice of objection with the specific details of the objection to the proposed minutes.

3.1.4. Decision-Making. Each Party’s representatives on the JRC will [***] on all matters within the scope of the JRC’s responsibilities. The JRC members will use reasonable efforts to reach agreement on all JRC matters. If the JRC is unable to reach consensus with respect to a particular matter for which it is responsible within [***] after the matter is first presented to the JRC, the matter will be referred to the Executive Officers, who will use reasonable efforts to reach agreement on such matters. If such Executive Officers are unable to reach consensus with respect to a particular matter within [***] after the matter is first referred to such Executive Officers, [***]; provided that, [***] will not have the right to: (i) amend, modify or waive compliance with any term or condition of this Agreement; (ii) make any decision that is expressly stated to require the mutual agreement of the Parties; (iii) resolve any claim or dispute regarding whether or in what amount a payment is owed under this Agreement; (iv) exercise its final decision-making authority in a manner that would require [***] to perform any act that [***] reasonably believes would violate Applicable Law; or (v) make a determination that a Party is in material breach of any obligation under this Agreement.

3.1.5. Discontinuation of the JRC. The JRC’s authority will continue to exist until the first to occur of (a) the Parties mutually agreeing to disband the JRC and (b) the conclusion of the Research Term.

3.2. Other Committees. The Parties may, by mutual agreement, form such other committees or working groups as may be necessary or desirable to facilitate activities under this Agreement. Any dispute arising from such committees or working groups will be escalated to the JRC for resolution; provided that, following discontinuation of the JRC pursuant to Section 3.1.5, any such disputes will be resolved in the manner mutually agreed to by the Parties at the time of the formation of such committee or working group.

3.3. Alliance Managers.

3.3.1. Appointment. Each Party will appoint a representative of such Party to act as its alliance manager under this Agreement (each, an “Alliance Manager”). Each Party may replace its Alliance Manager at any time upon notice to the other Party. The initial Alliance Managers will be:

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3.3.2. Specific Responsibilities. The Alliance Managers may attend meetings of the JRC but may not be members of the JRC. The Alliance Managers will serve as the primary contact point between the Parties for the purpose of providing each Party with information regarding the other Parties’ activities pursuant to this Agreement and will have the following responsibilities:

(a) schedule meetings of the JRC and circulate draft written minutes as provided in Section 3.1.3(b);

(b) facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties;

(c) provide a single point of communication for seeking consensus both internally within the respective Party’s organization and between the Parties regarding key strategy and planning issues; and

(d) perform such other functions as requested by the JRC.

ARTICLE 4.

LICENSE GRANTS; OPTIONS; EXCLUSIVITY

4.1. License Grants to Vertex.

4.1.1. License. Subject to the terms of this Agreement, including Section 4.7.2, Company grants to Vertex and its Affiliates an exclusive, royalty-bearing license, including the right to grant and authorize Sublicenses in accordance with Section 4.1.2, under Company’s and its Affiliates’ interest in the Licensed Technology to Research, Develop, Manufacture, have Manufactured, use, keep, sell, offer for sale, import, export and Commercialize Capsids and Products in the Field in the Territory.

4.1.2. Sublicensing. Vertex and its Affiliates may grant Sublicenses of any rights granted to Vertex by Company under this Agreement through multiple tiers of Sublicenses to one or more Sublicensees. Each such Sublicense will be consistent with the terms of this Agreement and will require such Sublicensee to comply with all applicable terms of this Agreement. Vertex will remain responsible for each Sublicensee’s compliance with the applicable terms of this Agreement.

4.1.3. Trademark License. Subject to the terms and conditions of this Agreement, including Section 2.5.2, Company hereby grants to Vertex an exclusive right and license to use the Licensed Trademarks in the Territory during the Term in connection with the exploitation, including Commercialization, of Products in the Field hereunder. Vertex shall mark all Products in accordance with applicable trademark laws, and shall require all of its Affiliates and Sublicensees to do the same.

4.1.4. Limitations. Notwithstanding the license granted to Vertex pursuant to Section 4.1.1, subject to the terms of this Agreement, Company will retain rights under the Licensed Technology in the Field for the sole purpose of performing Research Activities or, with respect to [***], pursuant to Research activities conducted outside of the Research Programs in accordance with Sections 4.2.2 and 4.7.1 below.

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4.1.5. Retained Rights of MEE. The license grant set forth in Section 4.1.1 shall be subject to:

(a) the retained right of MEE and MEE’s Affiliates and academic, government and not-for-profit institutions to make and to use the subject matter described or claimed in the Licensed Technology that has been in-licensed by Company under the MEE/Lonza 3-Way Agreement; provided, however, that such making and using shall not include the production, Commercialization or Manufacture of Products for sale and only to the extent that such making and using by academic, government and not-for-profit institutions does not conflict with any of the provisions of this Agreement or the MEE/Lonza 3-Way Agreement; and

(b) certain effects resulting from the fact that the Licensed Technology that has been in-licensed by Company under the MEE/Lonza 3-Way Agreement that is supported by federal funding, the rights, conditions and limitations imposed by 35 U.S.C. Section 202 et seq. (and regulations pertaining thereto), including without limitation:

(i) the royalty-free, non-exclusive license granted to the U.S. government; and

(ii) the requirement that any Products used or sold in the United States shall be manufactured substantially in the United States.

4.2. Cystic Fibrosis and [***] Option. Subject to the terms and conditions of this Agreement, Company hereby grants to Vertex and its Affiliates the option and right to terminate the covenant set forth in Section 4.7.2 with respect to Cystic Fibrosis and [***] (the “Option”) in accordance with the following:

4.2.1. Cystic Fibrosis. Vertex’s Option with respect to Cystic Fibrosis may be exercised at any time prior to the date that is [***] following the later of (a) the conclusion of the first two years of the Research Term or (b) the conclusion of the last Research Extension for the Cystic Fibrosis Research Program (as applicable); provided that, prior to the exercise of the Option for Cystic Fibrosis, Vertex shall have the right to evaluate the Capsids in [***], and provided further, that if Vertex is so evaluating a Capsid(s) for Cystic Fibrosis on the date that is [***] following the later of (a) or (b) above, or is scheduled to commence such evaluation within [***] thereafter, then the Option will expire upon the earlier of (i) [***] after Vertex’s receipt of the final data from such evaluation, or (ii) [***] following the later of (A) the conclusion of the first two years of the Research Term or (B) the conclusion of the last Research Extension for the Cystic Fibrosis Research Program (as applicable) (such period, the “CF Option Exercise Period”). Upon timely notice to Company during the CF Option Exercise Period that Vertex wishes to exercise the Option for Cystic Fibrosis and payment to Company of a one-time, non-refundable, non-creditable option exercise fee of [***] (the “CF Option Fee”), the covenant set forth in Section 4.7.2 with respect to Cystic Fibrosis shall expire. For the avoidance of doubt, Vertex’s exercise of the Option for Cystic Fibrosis shall not affect Company’s obligation to conduct Research Activities with respect to Cystic Fibrosis in accordance with Section 2.1 during the first two years of the Research Term and during any applicable Research Extension for the Cystic Fibrosis Research Program, as applicable. If Vertex does not make a timely exercise of the Option for Cystic Fibrosis during the CF Option Exercise Period, the Option for Cystic Fibrosis will lapse and the diagnosis, treatment and prevention of Cystic Fibrosis shall no longer be included in the Field, effective as of the conclusion of the CF Option Exercise Period, and any and all rights granted hereunder by Company to Vertex with respect to Cystic Fibrosis as a Vertex Disease will revert automatically to Company, and all exclusivity obligations of Company and its Affiliates and successors under Section 4.7.1 with respect to Cystic Fibrosis shall automatically terminate.

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4.2.2. [***]. If at any time during the Research Term Company identifies a Capsid through its Research activities ([***]) that meets the criteria for [***] set forth on Schedule 4.2.2(a), Company shall promptly (a) notify Vertex of such Capsid, (b) provide Vertex with a data package that contains, at a minimum, data showing that such Capsid has satisfied the requirements set forth on Schedule 4.2.2(a) and the additional information set forth in Schedule 4.2.2(b) (an “Option Exercise Data Package”), and any other information reasonably requested by Vertex with respect to such Capsid, and (c) allow Vertex to evaluate the Capsid for up to [***] in [***] in accordance with a study design and analysis plan selected by Vertex in its discretion. In addition, unless and until Company identifies a Capsid that meets the criteria for [***] set forth on Schedule 4.2.2(a) and provides to Vertex an Option Exercise Data Package for such Capsid in accordance with the foregoing (a) and (b), Vertex shall have the right to request an Option Exercise Data Package at any time during the Research Term with respect to any Capsid that [***], and to perform the evaluation activities set forth in the foregoing clause (c) with respect to such Capsid. Vertex’s Option with respect to [***] may be exercised at any time after the Effective Date until the date that is [***] following the later of (i) delivery to Vertex of the complete Option Exercise Data Package with respect to a Capsid that meets the criteria for [***] set forth on Schedule 4.2.2(a), or (ii) if Vertex elects to conduct an evaluation of a Capsid that meets the criteria for [***] set forth on Schedule 4.2.2(a), Vertex’s receipt of the final data from such evaluation confirming [***] and satisfaction of such criteria as determined in accordance with Vertex’s study design and analysis plan. If Company does not identify a Capsid that meets the criteria for [***] set forth on Schedule 4.2.2(a) prior to the conclusion of the Research Term and Vertex does not otherwise exercise its Option for [***] after receipt of an Option Exercise Data Package with respect to any other Capsid disclosed to Vertex pursuant to Section 3.1.2(b), then Vertex’s Option with respect to [***] shall expire on the date that is [***] following the conclusion of the Research Term. Further, Vertex shall have the right to exercise the Option for [***] with respect to [***]. Upon timely notice to the Company that Vertex wishes to exercise the Option for [***]([***]) and payment to Company of a one-time, non-refundable, non-creditable option exercise fee of [***] ([***] Option Fee”), the covenant set forth in Section 4.7.2 with respect to [***] shall expire, either for all Modalities or the Modality selected by Vertex pursuant to this Section 4.2.2, as applicable. If Vertex does not make a timely exercise of the Option for [***] with respect to one Modality, multiple Modalities or all Modalities, then the Option for [***] will lapse with respect to such Modalities for which Vertex has not exercised its Option, and the diagnosis, treatment and prevention of [***] in such Modalities shall no longer be included in the Field, effective as of the date that the Option for [***] lapses, and any and all rights granted hereunder by Company to Vertex with respect to [***] as a Vertex Disease will revert automatically to Company, and all exclusivity obligations of Company and its Affiliates and successors under Section 4.7.1 with respect to [***] shall automatically terminate.

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4.3. License Grant for Research Activities. Subject to the terms and conditions of this Agreement, during the Research Term, (a) Vertex hereby grants to Company and its Affiliates a non-exclusive license in the Territory, with no right to grant sublicenses except to permitted Subcontractors, (i) under any Vertex Background Technology or Vertex Agreement Technology necessary or useful to perform the Research Activities, to the extent actually disclosed by Vertex to Company, and (ii) under its and its Affiliates’ interest in the Joint Agreement Technology, in each case, solely to perform any Research Activities under this Agreement, and (b) Company hereby grants to Vertex and its Affiliates a non-exclusive license in the Territory, with no right to grant sublicenses except to permitted Subcontractors, (i) under any Licensed Technology or Company Agreement Technology necessary or useful to perform the Research Activities, and (ii) under its and its Affiliates’ interest in the Joint Agreement Technology, in each case, solely to perform any Research Activities.

4.4. Right of First Negotiation. In the event that any New Technology arises during [***], Vertex will have an exclusive right of first negotiation for such New Technology in accordance with this Section 4.4, such right to be exercised on a New Technology-by-New Technology basis and on a Vertex Disease-by-Vertex Disease basis. Company will provide written notice to Vertex of New Technology, which notice shall include a reasonably detailed description of such New Technology, within [***] after (a) with respect to internally-developed New Technology, the earlier of [***], and (b) with respect to New Technology for which rights are acquired or licensed from a Third Party, [***] (a “ROFN Notice”). Vertex will have a period of [***] from the date of receipt of such ROFN Notice (or, [***]) to notify Company in writing that Vertex desires to enter into negotiations with Company for the New Technology identified in the applicable ROFN Notice. If Vertex so notifies Company during such [***], then, for the period commencing upon Company’s receipt of such notice from Vertex and continuing until [***] thereafter, such [***] period to be extendable by mutual written agreement, the Parties will negotiate exclusively in good faith the terms (including financial terms) on which Company would grant a license to such New Technology to Vertex. If Company and Vertex agree on such terms within such [***]-period, then such New Technology will be included as Licensed Technology hereunder, and subject to the terms and conditions of this Agreement and a written agreement (which may be in the form of an amendment to this Agreement) with respect to the new financial terms and any other additional terms negotiated between Company and Vertex which will be applicable to the license of such New Technology to Vertex by Company. If Company and Vertex are unable to agree on such terms within such [***]-period (as extended, as applicable), then Company will be free to continue the internal development of such New Technology, or to enter into negotiations with a Third Party with respect to such new Technology (as applicable), provided that [***]. For the avoidance of doubt, Vertex shall have a right of first negotiation, as set forth in this Section 4.4, with respect to any New Technology that arises during the Term, regardless of [***]. For the avoidance of doubt, nothing in this Section 4.4 shall limit the restrictions set forth in Section 4.7.1. Further, unless otherwise agreed to in writing by the Parties, any new agreement (or amendment to this Agreement) entered into with respect to the license of New Technology pursuant to this Section 4.4 shall be limited to the Field.

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4.5. Technology Transfer.

4.5.1. Initial Transfers. Company will transfer to Vertex a copy of all Licensed Know-How in its possession or Control as of the Effective Date pertaining to the AAV [***] Capsids and any other Capsid that is necessary or reasonably likely to be useful for the Research, Development, Manufacture and Commercialization of Capsids and Products for DMD or DM1 including, for the avoidance of doubt, any and all relevant materials ([***]), and any documentation ([***]) or similar removable media ([***]), but excluding any Licensed Know-How comprising the Company Platform. Company will provide such Licensed Know-How to Vertex within [***] after the Effective Date; provided that, in accordance with Section 11.3 (but without the need to provide notice required by such Section 11.3) such time period may be tolled if Company is unable to transfer such Licensed Know-How as a result of any Force Majeure. Company will transfer to Vertex a copy of all Licensed Know-How in its possession or Control as of the date of the exercise of the Option with respect to Cystic Fibrosis or [***] (as applicable) pertaining to any Capsid that is necessary or reasonably likely to be useful for the Research, Development, Manufacture and Commercialization of Capsids and Products for Cystic Fibrosis or [***] (as applicable) including, for the avoidance of doubt, any and all relevant materials (e.g., [***]), and any documentation ([***]) or similar removable media ([***]), but in each case excluding any Licensed Know-How comprising the Company Platform. Company will provide such Licensed Know-How to Vertex within [***] after the applicable Option exercise.

4.5.2. Additional Transfers. Following the initial transfer described in Section 4.5.1, no more than [***], Company will provide updates to Vertex regarding any newly acquired or generated Licensed Know-How pertaining specifically to the AAV [***] Capsids and [***] that are necessary or reasonably likely to be useful for the Research, Development, Manufacture and Commercialization of DMD and DM1, and following the date on which Vertex exercises the Option for Cystic Fibrosis or [***], Cystic Fibrosis and [***] (as applicable) (but in each case excluding any Licensed Know-How comprising the Company Platform), and improved procedures for synthesis or manufacture of Capsids or Products. During the Term, as reasonably requested by Vertex, Company will promptly provide Vertex with any specific information included in the Licensed Technology that is necessary or [***] for Vertex to Research, Develop, Manufacture or Commercialize Capsids or Products in the Field.

4.5.3. Assistance by Company Personnel. To assist with the transfer of Licensed Know-How under this Section 4.2 and Vertex’s exploitation thereof in accordance with the terms of this Agreement, Company will make its personnel reasonably available to Vertex during normal business hours to transfer such Licensed Know-How to Vertex and respond to Vertex’s inquiries with respect thereto.

4.6. No Implied Licenses. Except as expressly provided in this Agreement, no Party will be deemed by estoppel or implication to have granted the other Party any licenses or other right with respect to any intellectual property.

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4.7. Covenants.

4.7.1. Exclusivity. Except in the performance of its obligations or exercise of its rights under this Agreement, neither Company nor any of its Affiliates will work independently or for or with any Third Party (including the grant of any license to any Third Party) with respect to the discovery, research, development, manufacture or commercialization of any product using a Modality for use in the treatment, prevention or diagnosis of a Vertex Disease; provided that the foregoing restrictions shall not apply with respect to (a) rights granted by Company as of the Effective Date pursuant to the Existing Third Party Option, and (b) Company’s internal Research ([***]) and Manufacture of Capsids or Products for [***], unless and until Vertex exercises the Option for [***], in which case the foregoing restrictions on Company would be deemed to apply to any Modalities for which Vertex has exercised such Options for [***]. The covenants set forth in this Section 4.7.1 shall expire with respect to all Vertex Diseases on [***], provided that such covenants may sooner expire (i) with respect to Cystic Fibrosis and [***], if Vertex does not timely exercise the applicable Option, on the date that such Option expires pursuant to Section 4.2, and (ii) with respect to DMD and DM1 (and, following Option exercise, Cystic Fibrosis and [***] (as applicable)), on a Vertex Disease-by-Vertex Disease [***] basis, upon the termination of the license granted to Vertex in Section 4.1 with respect to such Vertex Disease and [***] as set forth in Section 2.6.2 or under the termination provisions of Article 9 of this Agreement.

4.7.2. Cystic Fibrosis and [***]. Until such time as Vertex has paid to Company (a) with respect to Cystic Fibrosis, the CF Option Fee, and (b) with respect to [***], the [***] Option Fee, Vertex shall not practice the Licensed Technology in the Territory to Research, Develop, Manufacture or Commercialize any Capsids or Products for Cystic Fibrosis or [***] (as applicable), but shall, notwithstanding the foregoing, be permitted to practice the Licensed Technology solely for the limited purposes of (i) performing non-clinical, internal Research evaluation of Capsids for Cystic Fibrosis and [***] pursuant to Sections 4.2.1 and 4.2.2, and (ii) conducting the Research Activities that are allocated to Vertex under the Research Program. The covenant as described herein shall apply to Vertex and its Affiliates and shall be binding upon its and their respective successors and assigns until such time as the terms and conditions of this Section 4.7.2 are satisfied by the payment of the CF Option Fee or the [***] Option Fee, each as applicable.

4.8. Acquisition of Distracting Product. Notwithstanding the provisions of Section 4.7, if Company or any of its Affiliates acquires rights to research, develop or commercialize a Distracting Product in the Field as the result of a merger, acquisition or combination with or of a Third Party other than a Change of Control (each, an “Acquisition Transaction”) and, on the date of the closing of such Acquisition Transaction, such Distracting Product is being researched, developed or commercialized and such activities would, but for the provisions of this Section 4.8, constitute a breach of Section 4.7, Company or its Affiliate will, within [***] after the closing of such Acquisition Transaction notify Vertex in writing of such acquisition and either:

(a) request that such Distracting Product be [***], in which case, the Parties will [***];

(b) notify Vertex in writing that Company or its Affiliate will Divest its rights to such Distracting Product, in which case, within [***], Company or its Affiliate will Divest such Distracting Product; or

(c) notify Vertex in writing that it is ceasing all such research, development and commercialization activities with respect to the Distracting Product, in which case, within [***], Company and its Affiliates will cease all such activities.

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During the discussion period under clause (a), prior to the time of divestiture pursuant to clause (b) or prior to the termination of activities pursuant to clause (c), as applicable, Company and its Affiliates will use Commercially Reasonable Efforts to segregate all research, development or commercialization activities relating to the Distracting Product from Research, Development and Commercialization with respect to Capsids or Products under this Agreement, including Commercially Reasonable Efforts to ensure that (i) [***] and (ii) [***].

4.9. Change of Control. If there is a Change of Control involving Company (where Company is the acquired entity), the obligations of Sections 4.7 will not apply to any Distracting Product that is controlled by the relevant acquirer or its Affiliates and that exists prior to the closing of such Change of Control; provided that [***].

ARTICLE 5.

FINANCIAL PROVISIONS

5.1. Up-Front Fee.

5.1.1. Initial Payment. Within [***] Business Days following the Effective Date, Vertex will pay to Company one half of the Upfront Fee (equal to Twelve-Million, Five-Hundred Thousand US Dollars ($12,500,000)) payable by wire transfer of immediately available funds.

5.1.2. Remainder. Company shall provide notice to Vertex promptly following Company’s determination in good faith that Company’s employees have generally resumed on-site activities at Company’s facilities, which notice shall include a reasonably detailed description of the FTEs available to conduct Research Activities under the Research Programs in accordance with this Agreement. Following Vertex’s receipt of such notice or any time after Company’s employees have generally resumed on-site activities at Company’s facilities, Vertex shall notify Company after Vertex has substantially resumed its normal business operations, provided, however, [***]. Vertex shall pay the remaining one half of the Upfront Fee (equal to Twelve-Million, Five-Hundred Thousand US Dollars ($12,500,000)) (the “Remainder”) within [***] Business Days after the earlier of Vertex providing notice to Company of its resumption of its operations as described in the preceding sentence or Company providing notice of [***] as described in the preceding sentence by wire transfer of immediately available funds (the date of either such notice, the “Research Term Effective Date”). In the event that the Research Term Effective Date [***], then Vertex shall [***].

5.2. Milestone Payments.

5.2.1. Research Milestones. Vertex will pay Company the milestone payments set forth in this Section 5.2.1 in accordance with the procedure set forth in Section 5.2.4 upon the achievement of the relevant milestone event by Company in the case of milestone events 1, 2 or 3, or by Vertex (at Vertex’s sole cost) in the case of milestone event 4, in each case, regardless of whether such milestone event is achieved during or after the Research Term or within or outside the Research Program, and regardless of whether achieved by a Capsid identified within or outside of the Research Program. [***]

	Milestone Event	Milestone Payment
1	[***]	[***]
2	[***]	[***]
3	[***]	[***]
4	[***]	[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.2.2. Development & Regulatory Milestones. Vertex will pay Company the milestone payments set forth in this Section 5.2.2 in accordance with the procedure set forth in Section 5.2.4 upon the achievement of the relevant milestone event with respect to a Product by Vertex or its Affiliates or any Sublicensees. Each milestone payment set forth below shall be payable [***] for the [***] Product for each Modality to achieve the relevant milestone event for each Vertex Disease (i.e., each milestone may be achieved no more than [***] for each Vertex Disease).

	Milestone Event	Milestone Payment for each of Cystic Fibrosis and [***]	Milestone Payment for each of DM1 and DMD [***]
5	[***]	[***]	[***]
6	[***]	[***]	[***]
7	[***]	[***]	[***]
8	[***]	[***]	[***]
9	[***]	[***]	[***]
10	[***]	[***]	[***]

5.2.3. Commercial Milestones. Vertex will pay Company the milestone payments set forth in this Section 5.2.3 in accordance with the procedure set forth in Section 5.2.4 upon the achievement of the relevant milestone event by Vertex or its Affiliates or any Sublicensees whether such milestone event is achieved by Vertex or its Affiliates or any of their Sublicensees. Each milestone payment set forth below shall be [***] (i.e., each milestone may be achieved no more than [***] for each Vertex Disease).

Milestone Event	Milestone Payment for each of Cystic Fibrosis and [***]	Milestone Payment for each of DM1 and DMD [***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

5.2.4. Notice; Payment; Skipped Milestones. Company will provide Vertex with written notice upon the achievement of each of the milestone events 1-3 set forth in Section 5.2.1, and Vertex will provide Company with written notice upon the achievement of each of the milestone event 4 set forth in Section 5.2.1 and the milestone events set forth in Section 5.2.2 and Section 5.2.3, such written notice, by each of Company and Vertex, to be provided (a) with respect to any milestone event under Section 5.2.1 or Section 5.2.2, within [***] after such achievement and (b) with respect to any milestone event under Section 5.2.3, [***] to the date of delivery of the royalty report under Section 5.3.6 for the Calendar Quarter in which such milestone event is first achieved. Following delivery of such written notice by Company with respect to milestone events 1-3 set forth in Section 5.2.1, or receipt of such written notice by Company with respect to the milestone event 4 set forth in Section 5.2.1 or the milestone events set forth in Section 5.2.2 and Section 5.2.3, Company will promptly invoice Vertex for the applicable milestone and Vertex will make the appropriate milestone payment within [***] after receipt of such invoice. Milestone payments corresponding with the milestones events [***] as set forth in Section 5.2.2 are intended to be successive; if a Product is not required to undergo an applicable event associated with any such milestone event, such skipped milestone will be deemed to have been achieved [***]; provided that, the first achievement of any of milestone events [***] shall be deemed to trigger payment for milestones [***] that have not, as of the date of such achievement with respect [***], been paid. Payment for any such skipped milestone that is owed in accordance with the provisions of the foregoing sentence with respect to [***] will be due [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.3. Royalties.

5.3.1. Royalty Rates. Subject to Sections 5.3.2, 5.3.3, 5.3.4 and 5.3.5, on a Product-by-Product and country-by-country basis, Vertex will pay Company royalties based on the aggregate Net Sales of each Product sold by Vertex, its Affiliates or Sublicensees in the Field in the Territory during a Calendar Year at the rates set forth in the table below. The obligation to pay royalties will be imposed only once with respect to the same unit of a Product.

Calendar Year Net Sales (in Dollars) for such Product in the Territory	Royalty Rates as a Percentage (%) of Net Sales
Portion of Calendar Year Net Sales [***]	[***]
Portion of Calendar Year Net Sales [***]	[***]
Portion of Calendar Year Net Sales [***]	[***]

5.3.2. Royalty Term. Vertex will pay royalties to Company under this Section 5.3 on a Product-by-Product and a country-by-country basis during the Royalty Term. Upon the expiration of the Royalty Term for a given Product in a given country, the license granted to Vertex under Section 4.1.1 will become fully-paid, perpetual and irrevocable with respect to such Product.

5.3.3. Reduction for Lack of Patent Coverage. If during any period within the applicable Royalty Term for a country, no Valid Claim of a Licensed Patent exists that would, but for the licenses granted herein, be infringed by the [***] in such country, Net Sales of such Product in such country will be reduced [***] for purposes of calculating the royalty owed under Section 5.3.1.

5.3.4. Reduction for Competition. If during any Calendar Quarter during the Royalty Term for a Product in a given country, the aggregate number of units of Competitive Products with respect to such Product sold during such Calendar Quarter in such country [***] of the aggregate units of the sum of all such Competitive Products and such Product sold in such Calendar Quarter in such country, then Net Sales of such Product in such country (after any applicable reduction pursuant to Section 5.3.3) will be reduced by [***] for purposes of calculating the royalty owed under Section 5.3.1.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.3.5. Third Party Licenses. In the event that, with respect to a Product in a country, [***], then Vertex may deduct from the royalties payable to Company under this Section 5.3, [***] of all such Blocking Third Party Intellectual Property Costs paid by Vertex; provided, however, that in no event will the royalties that would otherwise be payable to Company with respect to Net Sales of Products, after any applicable reduction to such Net Sales under Sections 5.3.3 and 5.3.4, be reduced [***] in any given Calendar Quarter as a result of any deduction under this Section 5.3.5; and provided further, that Vertex will be entitled to carry forward to subsequent Calendar Quarters any amounts with respect to which Vertex would have been entitled to make a deduction pursuant to this Section 5.3.5 but is unable to take such deduction pursuant to the first proviso in this Section 5.3.5.

5.3.6. Aggregate Limitation on Deductions. Notwithstanding Sections 5.3.3, 5.3.4, and 5.3.5, in no event will the combined effect of all reductions to the royalties payable to Company under Sections 5.3.3, 5.3.4 and 5.3.5 reduce the royalty payable by Vertex to Company under this Section 5.3 for any Product in any country during a Calendar Quarter to [***] of the amount that would otherwise be due under Section 5.3.1, but for such deductions; provided that, if in a particular Calendar Quarter, Vertex is entitled to a royalty reduction under both Sections 5.3.3 and 5.3.4, then the royalty payable by Vertex to Company under this Section 5.3 for any Product in any country for such Calendar Quarter may be reduced [***] of the amount that would otherwise be due under Section 5.3.1; and provided further, that Vertex shall have the right to apply any uncredited reduction in royalties to any subsequent Calendar Quarter until such reduction is fully realized.

5.3.7. Royalty Reports. Following the first sale of a Product giving rise to Net Sales and continuing for the remainder of the Royalty Term for such Product, within [***] after the end of each Calendar Quarter, Vertex will deliver a report to Company specifying on a Product-by-Product and country-by-country basis: (a) Net Sales in the relevant Calendar Quarter; (b) to the extent such Net Sales include sales not denoted in US Dollars, a summary of the then-current exchange rate methodology then in use by Vertex, and (c) royalties payable on such Net Sales. All royalty payments due under Section 5.3 for each Calendar Quarter will be due and payable within [***] after the end of each Calendar Quarter.

5.4. Payments Owed Under Company In-License Agreements. Except as set forth in Section 5.5, any payment obligations arising under the Company In-License Agreements as a result of the Research, Development, Manufacture and Commercialization of a Product by or on behalf of Vertex under this Agreement will be paid solely by Company. In the event that Vertex enters into a direct license with the licensor under any Company In-License Agreement following a termination of such Company In-License Agreement, then Vertex may deduct [***] due to such licensor under any such direct license from any payments owed to Company hereunder ([***]), provided that, such deductions shall be subject to the limitation on aggregate deductions set forth in Section 5.3.6, except with respect to [***], for which no such limitation on aggregate deductions shall apply.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.5. New Company Agreements.

5.5.1. Company may, during the Term, acquire or in-license rights to additional intellectual property that is related to a Capsid and is necessary [***] to Research, Develop, Manufacture or Commercialize Products in the Field and that, if solely owned by Company, without any encumbrance or restriction on licensing, [***] (such agreements, the “Proposed New Company Agreements”), provided that, [***], and provided further that, the Agreement has not been terminated with respect to the applicable Vertex Disease. In the event that [***], Company [***] a Proposed New Company Agreement, Company shall so notify Vertex [***] with respect to the applicable Vertex Disease(s) within the Field pursuant to such Proposed New Company Agreement, and the terms that would be applicable to Vertex, [***], if the intellectual property rights to be acquired or in-licensed within the Field pursuant to such Proposed New Company Agreement [***]. Company shall use [***] to include in any such Proposed New Company Agreement a provision [***]. Company shall provide Vertex with [***] such Proposed New Company Agreement, [***], sufficiently [***]. Vertex may [***], and Company shall [***] the Proposed New Company Agreement. For the avoidance of doubt, Company will control the negotiations with the Grantor with respect to the Proposed New Company Agreement. Any Proposed New Company Agreement shall be [***] under this Agreement.

5.5.2. Promptly following execution of a Proposed New Company Agreement, Company shall provide to Vertex [***] of such Proposed New Company Agreement with [***] thereunder (a “Licensee”) and [***] subject to the applicable Proposed New Company Agreement. Company and Vertex will discuss in good faith to determine whether Vertex will take a license or sublicense (as the case may be) under all or a portion of the intellectual property rights that are the subject of such Proposed New Company Agreement and if so, Company and Vertex will enter into a written agreement setting forth the terms under which Vertex will take such license or sublicense. Following such written agreement, subject to the terms of such Proposed New Company Agreement that are applicable to a Licensee thereunder, such intellectual property rights described in such notice shall [***] (any such Proposed New Company Agreement with respect to intellectual property rights that are [***] pursuant to this sentence, a “New Company Agreement”). Any payment obligations arising under the New Company Agreements directly as a result of the Research, Development, Manufacture or Commercialization of a Product in the Field by or on behalf of Company, Vertex, or any of their respective Affiliates or Vertex’s Sublicensees, after application of all available reductions to and deductions from such payment obligations under the applicable New Company Agreement (but, for the avoidance of doubt, [***]), will be paid by Company and reimbursed by Vertex in accordance with this Section 5.5 and the written agreement described above, and Company shall be responsible for all other payment obligations under such agreements ([***]). Company shall provide Vertex with a reasonably detailed invoice for any reimbursable payments made by Company pursuant to this Section 5.5.2 within [***] of the end of each Calendar Quarter in which any such payments were made by Company, and Vertex shall pay the undisputed portion of such invoices within [***] of receipt thereof. For clarity, Vertex and its Affiliates will be obligated to reimburse a given amount owed under a New Company Agreement one time only. Notwithstanding the foregoing, Vertex may, at its sole discretion, notify Company that it elects to abandon its payment obligations under this Section 5.5.2 with respect to a New Company Agreement, whereupon such New Company Agreement, as applicable, shall be deemed not to be a New Company Agreement, as applicable, under this Agreement. Except as otherwise provided in this Agreement, as between the Parties, Company shall be responsible for all payments in connection with this Agreement, including with respect to the Research, Development, Manufacture and Commercialization of Products, that arise under any license or other agreement to which Company or its Affiliate is a party, including any New Company Agreement. The provisions of Section 5.6 shall apply to such amounts paid or payable by Vertex, mutatis mutandis.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.6. Payment Terms.

5.6.1. Currency; Payment Method. All payments under this Agreement are expressed in U.S. Dollars and will be paid in U.S. Dollars, by wire transfer or Automated Clearing House (ACH) payment to an account designated by Company (which account Company may update from time to time in writing).

5.6.2. Exchange. If any amounts that are relevant to the determination of amounts to be paid under this Agreement or any calculations to be performed under this Agreement are denoted in a currency other than U.S. Dollars, such amounts will be converted to their U.S. Dollar equivalent using [***], including [***] or, in the case of Sublicensees, such similar methodology, consistently applied. Calculation of Net Sales will exclude [***].

5.7. Withholding Tax. Where any sum due to be paid to Company hereunder is subject to any withholding or similar tax, Vertex will pay such withholding or similar tax to the appropriate Governmental Authority and deduct the amount paid from the amount then due to Company. Vertex will timely transmit to Company an official tax certificate or other evidence of such withholding sufficient to enable Company to claim such payment of taxes. The Parties will cooperate with one another and use reasonable efforts to reduce or eliminate tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Vertex to Company under this Agreement. Company will provide Vertex any tax forms that may be reasonably necessary in order for Vertex not to withhold tax or to withhold tax at a reduced rate under an applicable income tax treaty. Each Party will provide the other with reasonable assistance to enable the recovery, as permitted by Applicable Laws, of withholding taxes, value added taxes, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or value added tax.

5.8. Records; Audits. Vertex will keep and maintain accurate and complete records regarding Net Sales during the [***] preceding Calendar Years. Upon [***] prior written notice from Company, Vertex will permit an independent certified public accounting firm of internationally recognized standing, selected by Company and reasonably acceptable to Vertex, to examine the relevant books and records of Vertex and its Affiliates, as may be reasonably necessary to verify the royalty reports submitted by Vertex in accordance with Section 5.3.7. An examination by Company under this Section 5.8 will occur not more than [***] in any Calendar Year and will be limited to the pertinent books and records for any Calendar Year ending not more than [***] before the date of the request. The accounting firm will be provided access to such books and records at Vertex’s facility or facilities where such books and records are normally kept and such examination will be conducted during Vertex’s normal business hours. Vertex may require the accounting firm to sign a customary non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide to both Parties a written report disclosing whether the reports submitted by Vertex are correct or incorrect and the specific details concerning any discrepancies. No other information will be provided to Company. If the report or information submitted by Vertex results in an underpayment or overpayment, the Party owing the underpaid or overpaid amount will promptly pay such amount to the other Party. The costs and fees of any audit conducted by Company under this Section 5.8 will be borne by Company, unless such audit reveals an underpayment of amounts owed to Company of more than [***] of the amount that was owed by Vertex with respect to the relevant period, in which case, Vertex will reimburse Company for the reasonable expense incurred by Company in connection with the audit.

35 [***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

5.9. Late Payment. Any payments or portions thereof due hereunder that are not paid when due will accrue interest from the date due until paid at [***].

ARTICLE 6.

INTELLECTUAL PROPERTY

6.1. Ownership of Agreement Technology. For purposes of determining ownership under this Section 6.1, except as expressly set forth in this Section 6.1, ownership will be determined in accordance with inventorship, and inventorship will be determined in accordance with United States patent laws (regardless of where the applicable activities occurred).

6.1.1. Company Agreement Technology. As between the Parties, Company will be the sole owner of any and all Agreement Know-How, whether created solely by a Party or jointly by the Parties, (a) that is not included in the Vertex Agreement Know-How, and (b) to the extent specifically relating to (i) any Capsid or (ii) the Company Platform (“Company Agreement Know-How”) and any Patents that Cover such Know-How (“Company Agreement Patents” and together with the Company Agreement Know-How, the “Company Agreement Technology”), and will retain all of its rights thereto, subject to any rights or licenses expressly granted by Company to Vertex under this Agreement. For the avoidance of doubt, Company Inventions arising out of the MTA shall be deemed Company Agreement Know-How hereunder. Company will promptly disclose to Vertex in writing, and will cause its Affiliates to so disclose, the discovery, development, invention or creation of any Company Agreement Know-How or Company Agreement Patent under this Agreement, excluding any Company Agreement Know-How or Company Agreement Patents that comprise the Company Platform.

6.1.2. Vertex Agreement Technology. As between the Parties, Vertex will be the sole owner of any and all Agreement Know-How, whether created solely by a Party or jointly by the Parties, (a) that is specific to a Vertex Disease, or (b) to the extent specifically relating to an improvement to the Vertex Background Technology, in each case ((a) and (b)), to the extent that such Know-How is not an improvement to or a further development or modification of the Company Platform (the “Vertex Agreement Know-How”) and any Patents that Cover Vertex Agreement Know-How (“Vertex Agreement Patents” and together with the Vertex Agreement Know-How, the “Vertex Agreement Technology”), and will retain all of its rights thereto, subject to any rights or licenses expressly granted by Vertex to Company under this Agreement. For the avoidance of doubt, Vertex Inventions arising out of the MTA shall be deemed Vertex Agreement Know-How hereunder. Vertex hereby grants to Company a worldwide, non-exclusive, fully paid-up, sublicenseable (through multiple tiers) royalty-free license under the Vertex Agreement Technology that relates to any Capsid for use in any and all diseases that are not Vertex Diseases for which Vertex continues to maintain exclusive license rights in force under this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.1.3. Joint Agreement Technology. Any and all Agreement Know-How developed, invented or created jointly by (a) Vertex, its Affiliates or Third Parties acting on its or their behalf and (b) Company, its Affiliates or Third Parties acting on its or their behalf, in each case ((a) and (b)), (i) in the performance of activities under this Agreement (including in any meeting of the JRC) and (ii) to the extent not included in the Company Agreement Know-How or the Vertex Agreement Know-How (such Know-How, “Joint Agreement Know-How”), and any Patents that claim or cover such Joint Agreement Know-How (“Joint Agreement Patents,” and together with the Joint Agreement Know-How, the “Joint Agreement Technology”), will be owned jointly by Vertex and Company on an equal and undivided basis, including all rights thereto, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. For the avoidance of doubt, the Results arising from the MTA shall be deemed Joint Agreement Know-How hereunder. Except as expressly provided in this Agreement, neither Party will have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, Joint Agreement Technology by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting.

6.2. Prosecution and Maintenance of Patents.

6.2.1. Company Agreement Patents; Company Platform. As between the Parties, and subject to the expressly stated rights of Lonza or MEE under the Lonza/MEE 3-Way Agreement as applicable, Company will have the sole right, at Company’s expense, to control the Prosecution and Maintenance of the Patents (a) within the Company Agreement Patents, other than those Company Agreement Patents that are included within the Licensed Patents for which Vertex has the first right to Prosecute and Maintain pursuant to Section 6.2.3, and (b) that claim the Company Platform.

6.2.2. Vertex Agreement Patents. As between the Parties, Vertex will have the sole right, at Vertex’s expense, to control the Prosecution and Maintenance of the Vertex Agreement Patents.

6.2.3. Licensed Patents and Joint Agreement Patents. As between the Parties, Vertex will have the first right, at Vertex’s expense, to control the Prosecution and Maintenance of the Licensed Patents (other than any Licensed Patents that claim the Company Platform) and Joint Agreement Patents, using counsel reasonably acceptable to Company (and to MEE as applicable with respect to the Licensed Patents); provided that, the Parties acknowledge [***]. Vertex agrees to keep Company reasonably informed with respect to such Prosecution and Maintenance and consult in good faith with Company regarding such matters. If Vertex decides to abandon a Licensed Patent or Joint Agreement Patent, Vertex will provide Company with notice at least [***] prior to the date such abandonment would become effective. Following such notice, Company may elect, upon written notice to Vertex, to control the Prosecution and Maintenance of such Patent at its own expense in Company’s name. Upon such election, Vertex will cooperate and assist in transitioning the Prosecution and Maintenance of such Patent to Company, Company agrees to keep Vertex reasonably informed with respect to such Prosecution and Maintenance and consult in good faith with Vertex regarding such matters.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.2.4. Cooperation. Vertex and Company will obtain the cooperation of their respective employees or obligated Third Parties that are inventors in the Prosecution and Maintenance directed to any inventions that may arise hereunder.

6.3. Defense of Claims Brought by Third Parties. If any Third Party brings a claim or otherwise asserts that a Product or Capsid infringes such Third Party’s Patent or misappropriates such Third Party’s Know-How (each, a “Third-Party Infringement Claim”), the Party first having notice of the claim or assertion will promptly notify the other Party in writing. Subject to Section 8.1.2, and subject to the expressly stated rights of Lonza or MEE under the Lonza/MEE 3-Way Agreement as applicable with respect to any Third Party Infringement Claim brought against Company, Vertex will have the sole right to undertake and control the defense or settlement of any Third-Party Infringement Claim using counsel of its choice, at its cost and expense. If Company is named as a defendant in such suit, Company will have the right to participate in such defense and settlement with its own counsel, at its cost. Vertex will not enter into any settlement of any Third-Party Infringement Claim that is instituted or threatened to be instituted against Company without Company’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; except that, such consent will not be required if such settlement includes a release of all liability in favor of Company or an assumption of any unreleased liability by Vertex. As requested by Vertex, Company will provide reasonable cooperation and assistance to Vertex in connection with Vertex’s control of the defense or settlement of a Third-Party Infringement Claim. Such cooperation and assistance will include executing all necessary and proper documents and taking such actions as will be appropriate to allow Vertex to control the defense and settlement of such Third-Party Infringement Claim. Vertex will reimburse Company for the reasonable Out-of-Pocket Costs incurred by Company in providing such assistance and cooperation; except that Vertex will have no obligation to reimburse Company for any costs or expenses incurred if Company exercises its right to participate in the defense and settlement of a Third-Party Infringement Claim with its own counsel. Vertex will keep Company reasonably informed of the progress of any Third Party Infringement Claim. To the extent reasonable, both Parties will cooperate in good faith to (a) ensure that Vertex has the ability to continue to commercialize Products and (b) avoid or minimize any additional royalties on Products.

6.4. Enforcement of Patents Against Competitive Infringement.

6.4.1. Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Licensed Technology by reason of the making, using, offering to sell, selling or importing of a compound or product that would be competitive with a Capsid or Product in the Field in the Territory (a “Competitive Infringement”), such Party will promptly notify the other Party in writing and will provide such other Party with available information regarding such Competitive Infringement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.4.2. Enforcement. Subject to the expressly stated rights of Lonza or MEE under the Lonza/MEE 3-Way Agreement as applicable, Vertex will have the first right, but not the obligation, to institute, prosecute, and control a Proceeding to enforce the Licensed Technology (excluding any Patents that are included in the Company Platform, for which Company will have the sole enforcement right) with respect to any Competitive Infringement by counsel of its own choice, at its own expense. If Vertex fails to initiate a Proceeding within [***] after written notice of such Competitive Infringement is first provided by a Party under Section 6.4.1, Company will have the right to initiate and control a Proceeding with respect to such Competitive Infringement by counsel of its own choice, at its own expense and Vertex will have the right, at its own expense, to be represented in any such action by counsel of its own choice; provided, that if Vertex notifies Company during such [***] period that it is electing in good faith not to institute any Proceeding against such Competitive Infringement for strategic reasons, Company will not have the right to initiate and control any Proceeding with respect to such Competitive Infringement. The Party prosecuting and controlling any such Proceeding will (a) keep the other Party reasonably apprised of the progress of such Proceeding, (b) reasonably consider the other Party’s comments with respect to the conduct of such Proceeding and (c) not enter into a settlement, consent judgment or other voluntary final disposition of a Proceeding that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue, or similar immunity that has an adverse effect on the other Party’s rights hereunder without the other Party’s prior written consent, not to be unreasonably withheld.

6.4.3. Joinder.

(a) If a Party initiates a Proceeding in accordance with this Section 6.4, the other Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. Subject to Section 6.4.4, the costs and expenses of each Party incurred pursuant to this Section 6.4.3(a) will be borne by the Party initiating such Proceeding.

(b) If one Party initiates a Proceeding in accordance with this Section 6.4, the other Party may join such Proceeding as a party plaintiff where necessary for such other Party to seek lost profits with respect to such infringement.

6.4.4. Share of Recoveries. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 6.4 will be shared as follows:

(a) the amount of such recovery will first be applied to the Parties’ reasonable Out-of-Pocket Costs incurred in connection with such Proceeding (which amounts will be allocated pro rata if insufficient to cover the totality of such expenses); then

(b) any remaining proceeds [***] will be [***]; provided that [***]; and

(c) any remaining proceeds [***] will be [***].

6.4.5. Settlement. Notwithstanding anything to the contrary under this ARTICLE 6, neither Party may enter a settlement, consent judgment or other voluntary final disposition of a suit under this ARTICLE 6 that disclaims, limits the scope of, admits the invalidity or unenforceability of, or grants a license, covenant not to sue or similar immunity under a Patent Controlled by the other Party or its Affiliates without first obtaining the written consent of the Party that Controls the relevant Patent; provided, that the foregoing restriction will not apply with respect to any Sublicense granted by Vertex.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS  BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

6.5. Other Infringement.

6.5.1. Joint Agreement Patents. With respect to the infringement of a Joint Agreement Patent that is not a Competitive Infringement, neither Party shall enforce any Joint Agreement Patent unless mutually agreed by the Parties, provided that the Parties will cooperate in good faith to bring suit together against such infringing party or the Parties may decide to permit one Party to solely bring suit. Any damages or other monetary awards recovered with respect to a Proceeding brought pursuant to this Section 6.5.1 will be shared as follows: [***].

6.5.2. Patents Solely Owned by Company. Subject to the expressly stated rights of Lonza or MEE under the Lonza/MEE 3-Way Agreement as applicable, Company will retain all rights to pursue an infringement of any Patent solely owned by Company that is not a Competitive Infringement and Company will retain all recoveries with respect thereto.

6.5.3. Patents Solely Owned by Vertex. Vertex will retain all rights to pursue an infringement of any Patent solely owned by Vertex and Vertex will retain all recoveries with respect thereto.

6.6. Patent Listing. Vertex will have the sole right, but not the obligation, to submit to all applicable Regulatory Authorities patent information pertaining to each applicable Product pursuant to 21 U.S.C. § 355(b)(1)(G), any similar statutory or regulatory requirement enacted in the future regarding biologic products, or any similar statutory or regulatory requirement in any non-U.S. country or other regulatory jurisdiction. Vertex shall consult with Company reasonably in advance of any such submission, and shall reasonably consider Company’s and Licensors’ (as defined in the MEE/Lonza 3-Way Agreement) comments with respect thereto (it being understood that Company may disclose to Licensors Vertex’s intention regarding such submission for purposes of obtaining Licensors’ comments, if any, with respect thereto).

6.7. Common Ownership Legislation. Notwithstanding anything to the contrary in this ARTICLE 6, neither Party will have the right to make an election under the Common Ownership Legislation when exercising its rights under this ARTICLE 6 without the prior written consent of the other Party, which will not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties will use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the Common Ownership Legislation. Notwithstanding the foregoing, the other Party’s consent under this Section 6.7 will not be required in connection with an obviousness-type double patenting rejection in any patent application claiming a Capsid, Product, or uses thereof.

6.8. Patent Term Extension. Vertex will be solely responsible for obtaining patent term restoration in any country in the Territory under any statute or regulation equivalent or similar to 35 U.S.C. § 156, where applicable to a Product. Vertex will determine which relevant patents will be extended (including, without limitation, by filing supplementary protection certificates and any other extensions that are now or in the future become available). Company will abide by Vertex’s determination and cooperate, as reasonably requested by Vertex, in connection with the foregoing (including by providing appropriate information and executing appropriate documents). Vertex shall consult with Company reasonably in advance of making any such patent term extension determination, and shall reasonably consider Company’s and Licensors’ (as defined in the MEE/Lonza 3-Way Agreement) comments with respect thereto (it being understood that Company may disclose to Licensors Vertex’s intention regarding such determination for purposes of obtaining Licensors’ comments, if any, with respect thereto).

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6.9. Recording. If Vertex deems it necessary or desirable to register or record this Agreement or evidence of this Agreement with any patent office or other appropriate Governmental Authority in one or more jurisdictions in the Territory, Company will reasonably cooperate to execute and deliver to Vertex any documents accurately reflecting or evidencing this Agreement that are necessary or desirable, in Vertex’s reasonable judgment, to complete such registration or recordation. Vertex will reimburse Company for all reasonable Out-of-Pocket Costs, including attorneys’ fees, incurred by Company in complying with the provisions of this Section 6.9.

6.10. Unitary Patent System. Vertex will have the exclusive right to opt-in or opt-out of the EU Unitary Patent System for all Licensed Patents, Joint Agreement Patents and Vertex Agreement Patents. For clarity, “to opt-in or opt-out” refers to both the right to have or have not a European patent application or an issued European patent registered to have unitary effect within the meaning of Regulation (EU) No 1257/2012 of December 17, 2012 as well as the Agreement on a Unified Patent Court as of February 19, 2013; and to the right to opt-in or opt-out from the exclusive competence of the Unified Patent Court in accordance with Article 83(3) of that Agreement on a Unified Patent Court. Without limiting the generality of the foregoing, unless a Party or its Affiliate has expressly opted in to the EU Unitary Patent System with respect to a given Patent, the other Party will not initiate any action under the EU Unitary Patent System without such Party’s prior written approval, such approval to be granted or withheld in such Party’s sole discretion.

6.11. Trademarks. As between the Parties, all trademarks and trade dress rights used in connection with the Commercialization of the Products in the Field in the Territory will be owned exclusively by Vertex.

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

7.1. Representations and Warranties of Vertex. Vertex hereby represents and warrants to Company, as of the Effective Date, that:

(a) Vertex is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) Vertex (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Vertex, and constitutes a legal, valid and binding obligation, enforceable against Vertex in accordance with the terms hereof;

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(d) the execution, delivery and performance of this Agreement by Vertex will not constitute a default under or conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over Vertex; and

(e) Vertex has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement.

7.2. Representations and Warranties of Company. Company hereby represents and warrants to Vertex, as of the Effective Date, that:

(a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization;

(b) it (i) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, including the right to grant a sublicense to Vertex under the Licensed Technology pursuant to the Company In-License Agreements existing as of the Effective Date, and (ii) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

(c) this Agreement has been duly executed and delivered on behalf of Company, and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof;

(d) the execution, delivery and performance of this Agreement by Company will not constitute a default under or conflict with any agreement (including any Company In-License Agreement existing as of the Effective Date), instrument or understanding, oral or written, to which it is a party or by which it is bound, or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

(e) it has obtained all necessary consents, approvals and authorizations of all Governmental Authorities and other Persons or entities required to be obtained by it in connection with the execution and delivery of this Agreement;

(f) the Licensed Technology constitutes all of the Patents and Know-How owned by or licensed to Company or its Affiliates that are necessary or useful to Research, Develop, Manufacture or Commercialize Capsids and Products in the Field, and as of the Effective Date, Company has provided to Vertex all material information and data concerning the Licensed Technology;

(g) Company is the exclusive licensee or sublicensee of the Licensed Technology within the Field, all of which are free and clear of any liens, charges and encumbrances, and, as of the Effective Date, neither any license granted by Company or its Affiliates to any Third Party, nor any agreement between any Third Party and Company or its Affiliates conflicts with the license grants to Vertex hereunder and Company is entitled to grant all rights and licenses (or sublicenses, as the case may be) under the Licensed Technology within the Field that it purports to grant to Vertex under this Agreement;

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(h) (i) Company Controls the AAV [***] Capsids to the extent necessary to grant the licenses to Vertex hereunder for the diagnosis, treatment or prevention of DMD, DM1, Cystic Fibrosis and [***], and the Ancestral Libraries for the diagnosis, treatment or prevention of Cystic Fibrosis, DM1 and [***], and (ii) neither Company nor Lonza nor MEE has granted any right or license, or option to acquire any right or license, to the Third Party Optionee under the AAV [***] Capsids for the diagnosis, treatment or prevention of DMD, DM1, Cystic Fibrosis or [***];

(i) Schedule 1.94 sets forth a true, correct and complete list of all Licensed Patents as of the Effective Date and indicates whether each such Patent is owned by Company or licensed by Company from a Third Party and if so, identifies the licensor or sublicensor from which the Patent is licensed;

(j) the Licensed Know-How is free and clear of liens, charges or encumbrances other than licenses granted to Third Parties that are not inconsistent with the rights and licenses granted to Vertex hereunder;

(k) to its Knowledge, the Licensed Patents, are, or, upon issuance, will be, valid and enforceable patents and no Third Party (i) is infringing any such Patents or (ii) has challenged the extent, validity or enforceability of such Patents (including by way of example through the institution or written threat of institution of interference, nullity or similar invalidity proceedings before the United States Patent and Trademark Office or any analogous foreign Governmental Authority);

(l) to its Knowledge, [***] with respect to any such Patents for which it controls Prosecution and Maintenance;

(m) it has obtained assignments from the inventors of all inventorship rights relating to the Licensed Patents, and all such assignments of inventorship rights relating to such Patents are valid and enforceable;

(n) except for the Company In-License Agreements, there are no agreements between Company or any of its Affiliates and any Third Party pursuant to which Company or its Affiliate has acquired Control of any of the Licensed Technology, and no Third Party has any right, title or interest in or to, or any license under, any of the Licensed Technology within the Field. All Company In-License Agreements are in full force and effect and have not been modified or amended. Neither Company nor its Affiliates nor, to the best of its Knowledge, the Third Party licensor in an Company In-License Agreement is in default with respect to a material obligation under such Company In-License Agreement in connection with this Agreement, and neither such party has claimed or has grounds upon which to claim that the other party is in default with respect to a material obligation under, any Company In-License Agreement in connection with this Agreement;

(o) this Agreement [***];

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(p) Company and its Affiliates have [***];

(q) no Licensed Technology is subject to any funding agreement with any government or governmental agency;

(r) to its Knowledge, [***];

(s) there are no judgments or settlements against or owed by Company or its Affiliates or, to its Knowledge, pending or threatened claims or litigation, in either case relating to the Licensed Technology;

(t) there is no action, claim, demand, suit, proceeding, arbitration, grievance, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or, to the best of its Knowledge, threatened against Company, any of its Affiliates or any Third Party, in each case in connection with the Licensed Technology or relating to the transactions contemplated by this Agreement; and

(u) Company has not employed (and, to the best of its Knowledge, has not used a contractor or consultant that has employed) any Person debarred by the FDA (or subject to a similar sanction of EMA or foreign equivalent), or any Person that is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or foreign equivalent), in any capacity in connection with this Agreement.

7.3. Company Covenants. Company hereby covenants to Vertex that, except as expressly permitted under this Agreement:

(a) Company will, and will require its Affiliates and Subcontractors to, comply with all Applicable Law in its and their conduct of the Research Activities, including where appropriate GMP, GCP and GLP (or similar standards);

(b) Company will maintain and not breach, and will cause its Affiliates to maintain and not breach, any Company In-License Agreements in connection with this Agreement;

(c) Company will promptly notify Vertex in writing of any material breach by Company or its Affiliate or a Third Party of any Company In-License Agreements, and in the event of a breach by Company or its Affiliate, will permit Vertex to cure such breach on Company’s or its Affiliate’s behalf upon Vertex’s request;

(d) Company will not, and will cause its Affiliates not to, amend, modify or terminate any Company In-License Agreement in a manner that would adversely affect Vertex’s rights hereunder within the Field without first obtaining Vertex’s written consent, which consent may be withheld in Vertex’s sole discretion;

(e) neither Company nor any of its Affiliates will effect any corporate restructuring or enter into any new agreement or otherwise obligate itself to any Third Party, or amend an existing agreement with a Third Party, in each case, in a manner that restricts, limits, or encumbers the rights granted to Vertex under this Agreement;

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(f) Company will have, as of the Research Term Effective Date, and will maintain for the duration of the Term, the requisite resources and expertise to perform its obligations hereunder with respect to the Research Programs;

(g) Company will not, and will cause its Affiliates not to (i) license, sell, assign or otherwise transfer to any Person any Licensed Technology (or agree to do any of the foregoing), or (ii) incur or permit to exist, with respect to any Licensed Technology, any lien, encumbrance, charge, security interest, mortgage, liability, grant of license to Third Parties or other restriction (including in connection with any indebtedness), in each case, that would conflict with, limit, [***] the rights and licenses granted to Vertex hereunder;

(h) all employees and Subcontractors of Company performing Research Activities hereunder on behalf of Company will be [***], to Company as the sole owner thereof;

(i) in the event of a termination of the Amended and Restated Lonza-MEE Agreement during the Term, Company will timely request that MEE enter into a direct license with Company in accordance with Section 11.5.6 of the Lonza/MEE 3-Way Agreement;

(j) Company will not engage directly or indirectly, in any capacity in connection with this Agreement any Person who either has been debarred by the FDA, is the subject of a conviction described in Section 306 of the FD&C Act or is subject to any such similar sanction; and

(k) Company will inform Vertex in writing promptly if it or any Person engaged by Company or any of its Affiliates who is performing services under this Agreement or any ancillary agreements is debarred or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Company’s knowledge, is threatened, relating to the debarment or conviction of Company, any of its Affiliates or any such Person performing services hereunder or thereunder.

7.4. Disclaimer.

7.4.1. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY NOR ITS AFFILIATES MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. VERTEX AND COMPANY UNDERSTAND THAT EACH CAPSID AND PRODUCT IS THE SUBJECT OF ONGOING RESEARCH AND DEVELOPMENT AND THAT NEITHER PARTY CAN ASSURE THE SAFETY, USEFULNESS OR COMMERCIAL OR TECHNICAL VIABILITY OF ANY CAPSID OR PRODUCT.

7.4.2. Vertex acknowledges that the licensed technology in-licensed by company under the Lonza/MEE 3-way agreement is subject to certain disclaimers by Lonza and MEE as set forth in Section 12.3 of the Lonza/MEE 3-Way Agreement.

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ARTICLE 8.

INDEMNIFICATION; INSURANCE; LIMITATIONS

8.1. Indemnification.

8.1.1. Indemnification by Vertex. Vertex will indemnify Company, its Affiliates, and its and its Affiliates’ employees, officers and directors (each, a “Company Indemnified Party”) from and against any liability, loss, damage or expense (including reasonable attorneys’ fees and expenses) (collectively, “Liability”) that the Company Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand to the extent attributable to, resulting from or arising out of:

(a) any claims arising out of the Research, Development, Manufacture, Commercialization or use of any Capsid or Product by, on behalf of, or under the authority of, Vertex (other than by any Company Indemnified Party) or any of its Affiliates or any of its or their Sublicensees, other than (i) claims by one or more Third Parties relating to Patent infringement arising out of the practice of the Licensed Patents within the Field in accordance with the license rights as expressly granted under and in accordance with the terms and conditions of this Agreement, or (ii) claims by Third Parties relating to misappropriation of trade secrets or other intellectual property rights arising out of the practice of the Licensed Know-How within the Field in accordance with the license rights as expressly granted under and in accordance with the terms and conditions of this Agreement;

(b) the material breach by Vertex of any of its representations, warranties or covenants set forth in this Agreement; or

(c) the negligence or intentional acts of Vertex or any Vertex Indemnified Party;

and except, in each case ((a)-(c)), to the extent such claims fall within the scope of Company’s indemnification obligations under Section 8.1.2.

8.1.2. Indemnification by Company. Company will indemnify Vertex, its Affiliates and its and its Affiliates’ employees, officers and directors, Sublicensees and Distributors (each, a “Vertex Indemnified Party”) from and against any Liability that the Vertex Indemnified Party may incur or otherwise be required to pay to one or more Third Parties in connection with any Third Party suit, investigation, claim or demand to the extent attributable to, resulting from or arising out of:

(a) any claim that [***];

(b) any claims of any nature arising out of Company’s practice of the Licensed Technology prior to the Effective Date;

(c) the material breach by Company of any of its representations, warranties or covenants set forth in this Agreement; or

(d) the negligence or intentional acts of Company or any Company Indemnified Party;

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and except, in each case ((a)-(d)), to the extent such claims fall within the scope of Vertex’s indemnification obligations under Section 8.1.1.

8.1.3. Procedure. Each Party will notify the other Party in writing if it becomes aware of a claim for which such Party may seek indemnification hereunder. If any Procedure is instituted against a Party with respect to which indemnity may be sought pursuant to Section 8.1.1 or 8.1.2, as applicable, such Party (the “Indemnified Party”) will give prompt written notice of the indemnity claim to the other Party (the “Indemnifying Party”) and provide the Indemnifying Party with a copy of any complaint, summons or other written notice that the Indemnified Party receives in connection with any such claim. An Indemnified Party’s failure to deliver such written notice will relieve the Indemnifying Party of liability to the Indemnified Party under Section 8.1.1 or 8.1.2, as applicable, only to the extent such delay is prejudicial to the Indemnifying Party’s ability to defend such claim. Provided that the Indemnifying Party is not contesting the indemnity obligation, the Indemnified Party will permit the Indemnifying Party to control any litigation relating to such claim and the disposition of such claim by negotiated settlement or otherwise (subject to this Section 8.1) and any failure to contest such obligation prior to assuming control will be deemed to be an admission of the obligation to indemnify. The Indemnifying Party will act reasonably and in good faith with respect to all matters relating to such claim and will not settle or otherwise resolve such claim without the Indemnified Party’s prior written consent, which will not be unreasonably withheld, conditioned or delayed; provided that such consent will not be required with respect to any settlement involving only the payment of monetary awards for which the Indemnifying Party will be fully-responsible. The Indemnified Party will cooperate with the Indemnifying Party in the Indemnifying Party’s defense of any claim for which indemnity is sought under this Agreement, at the Indemnifying Party’s cost and expense.

8.2. Insurance. The Parties hereby acknowledge and agree that the requirements set forth in Section 12.2 of the Lonza/MEE 3-Way Agreement with respect to insurance coverage and requirements shall apply to the Parties hereunder during the Term for so long as such Lonza/MEE 3-Way Agreement remains in effect. Further, throughout the Term, each Party will respectively, at its cost, obtain and maintain the insurance coverage listed on Schedule 8.2 from insurance carriers licensed to do business under the laws of the country, state, commonwealth, province or territory in which such Parry’s obligations are provided, with insurers that carry a rating of [***]. Each Party will furnish to the other Party evidence of such insurance upon request. Notwithstanding the foregoing, Vertex may self-insure to the extent that it self-insures for its other activities.

8.3. Limitation of Consequential Damages. Except for (a) claims of a Third Party that are subject to indemnification under this ARTICLE 8, (b) claims arising out of a Party’s willful misconduct or (c) a Party’s breach of Section 4.7 or ARTICLE 10, neither Party nor any of its Affiliates will be liable to the other Party or its Affiliates for any incidental, consequential, special, punitive or other indirect damages or lost or imputed profits or royalties, whether liability is asserted in contract, tort (including negligence and strict product liability), indemnity or contribution, and irrespective of whether that Party or any representative of that Party has been advised of, or otherwise might have anticipated the possibility of, any such loss or damage.

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ARTICLE 9.

TERM; TERMINATION

9.1. Term; Expiration. Except as expressly set forth herein, this Agreement is effective as of the Effective Date and, unless earlier terminated pursuant to the other provisions of this ARTICLE 9, will expire as follows (such period, the “Term”):

(a) on a country-by-country and Product-by-Product basis, on the date of expiration of all payment obligations under this Agreement with respect to such Product in such country; and

(b) in its entirety upon the expiration of all payment obligations under this Agreement with respect to all Products in all countries pursuant to Section 9.1(a).

9.2. Termination of the Agreement.

9.2.1. Vertex’s Termination for Convenience. Vertex may terminate this Agreement ([***]), for convenience by providing written notice of its intent to terminate to Company, in which case, such termination will be effective [***] after Company’s receipt of such written notice; except, that if any termination under this Section 9.2.1 applies to a Product in a country in which Vertex has received Marketing Approval, such termination will be effective [***] after Company’s receipt of such written notice.

9.2.2. Termination for Material Breach.

(a) Vertex’s Right to Terminate. If Vertex believes that Company is in material breach of this Agreement, Vertex may deliver written notice of such material breach to Company. If the breach is curable, Company will have [***] following its receipt of such written notice to cure such breach. If Company fails to cure such breach within such [***] period or the breach is not subject to cure (a “Company Breach Event”), (i) Vertex may terminate this Agreement by providing written notice to Company, in which case, this Agreement will terminate on the date on which Company receives such written notice or (ii) Vertex may [***]; provided, however, that if (A) the relevant breach is curable, but not reasonably curable within [***], and (B) Company is making a bona fide effort to cure such breach, Vertex’s right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 9.3 on account of such breach will be suspended [***] and if such breach is successfully cured, Vertex will no longer have the right to terminate this Agreement or elect to exercise the alternate remedy provisions set forth in Section 9.3 on account of such breach.

(b) Company’s Right to Terminate. If Company believes that Vertex is in material breach of this Agreement (other than a breach of the confidentiality and non-use obligations set forth in ARTICLE 10), Company may deliver written notice of such material breach to Vertex. If the breach is curable, Vertex will have [***] following its receipt of such written notice to cure such breach (except to the extent such breach involves the failure to make a payment when due, which breach must be cured within [***] following its receipt of such written notice). If Vertex fails to cure such breach within the [***] period, as applicable, or the breach is not subject to cure, then, other than for a material breach of the Confidentiality and non-use obligations set forth in ARTICLE 10, Company may terminate this Agreement by providing written notice to Vertex, in which case, this Agreement will terminate on the date on which Vertex receives such written notice; provided, however, that if (i) the relevant breach (A) does not involve Vertex’s failure to make a payment when due, and (B) is curable, but not reasonably curable within [***], and (ii) Vertex is making a bona fide effort to cure such breach, Company’s right to terminate this Agreement on account of such breach will be suspended [***] and if such breach is successfully cured, Company will no longer have the right to terminate this Agreement on account of such breach and provided, further, that if any such material breach of this Agreement relates to one or more, but not all, Vertex Diseases, then Company shall only have the right to terminate this Agreement in accordance with this 9.2.2(b) with respect to such Vertex Disease(s).

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9.2.3. Disputes Regarding Material Breach. Notwithstanding the foregoing, if the Breaching Party in Section 9.2.2 disputes in good faith the existence, materiality, or failure to cure of any breach, and provides written notice to the Non-Breaching Party of such dispute within the relevant cure period, the Non-Breaching Party will not have the right to terminate this Agreement in accordance with Section 9.2.2, or the right to exercise the alternative remedy provisions of 9.3, as applicable, unless and until the relevant dispute has been resolved. During the pendency of such dispute, all the terms of this Agreement will remain in effect and the Parties will continue to perform all of their respective obligations hereunder.

9.2.4. Termination for Insolvency. If Company makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over all or substantially all of its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it that is not discharged within [***] after the filing thereof (each, an “Insolvency Event”), Vertex may terminate this Agreement in its entirety by providing written notice of its intent to terminate this Agreement to Company, in which case, this Agreement will terminate on the date on which Company receives such written notice. In addition:

(a) All rights and licenses now or hereafter granted by Company to Vertex under or pursuant to this Agreement are, for all purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to “intellectual property” as defined in the U.S. Bankruptcy Code. Upon the occurrence of any Insolvency Event with respect to Company, Company agrees that Vertex, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Company will, during the Term, create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, to the extent feasible, of all intellectual property licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed Technology and all information related to the Licensed Technology. If (x) a case under the U.S. Bankruptcy Code is commenced by or against Company, (y) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (z) Vertex elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code, Company (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will:

(i) provide Vertex with all such intellectual property (including all embodiments thereof) held by Company and such successors and assigns, or otherwise available to them, immediately upon Vertex’s written request. Whenever Company or any of its successors or assigns provides to Vertex any of the intellectual property licensed hereunder (or any embodiment thereof) pursuant to this Section 9.2.4(a)(i), Vertex will have the right to perform Company’s obligations hereunder with respect to such intellectual property, but neither such provision nor such performance by Vertex will release Company from liability resulting from rejection of the license or the failure to perform such obligations; and

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(ii) not interfere with Vertex’s rights under the Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code.

(b) All rights, powers and remedies of Vertex provided herein are in addition to and not in substitution for any other rights, powers and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to Company. The Parties intend the following rights to extend to the maximum extent permitted by Applicable Law, and to be enforceable under U.S. Bankruptcy Code Section 365(n):

(i) the right of access to any intellectual property rights (including all embodiments thereof) of Company, or any Third Party with whom Company contracts to perform an obligation of Company under this Agreement, and, in the case of any such Third Party, which is necessary for the Manufacture, use, sale, import or export of Capsids; and

(ii) the right to contract directly with any Third Party to complete the contracted work.

9.3. [***]. If a [***] occurs, subject to Section 9.2.3, and if Company disputes in good faith the existence, materiality, or failure to cure of any breach and such [***] has been finally adjudicated against Company in accordance with Section 11.12, Vertex may [***] by providing written notice of such election to Company, in which case, this Agreement will continue in full force and effect with the following modifications, each at Vertex’s election:

9.3.1. Company’s [***]; and

9.3.2. Solely in the event that the applicable [***] is either the uncured material breach by Company of [***], then in [***] ((a) through (c)), the [***] and the [***]; provided that, such [***] or that is [***].

9.4. Consequences of Expiration or Termination of the Agreement.

9.4.1. In General. If this Agreement expires or is terminated in whole or in part with respect to one or more countries or one or more Vertex Diseases by a Party pursuant to this ARTICLE 9, the following terms will apply to this Agreement, either in its entirety or with respect to the terminated Vertex Disease or country that is the subject of such termination, as the case may be:

(a) each Party will take all action required under Section 10.3;

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(b) termination or expiration of this Agreement for any reason will be without prejudice to any rights or financial compensation that will have accrued to the benefit of a Party prior to such expiration or termination. Such expiration or termination will not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement; and

(c) the following provisions of this Agreement will survive the expiration or termination of this Agreement: [***].

9.4.2. Early Termination. If this Agreement is terminated in its entirety or in part by a Party pursuant to Sections 9.2.1, 9.2.2 or 9.2.4, the following terms will apply with respect to any country or Vertex Disease that is the subject of such termination (i.e., all Vertex Diseases or all countries worldwide in the case of termination of this Agreement in its entirety or the applicable terminated Vertex Diseases or country(ies) in the case of termination of this Agreement in part, as the case may be):

(a) except as set forth in Section 9.4.2(d), the applicable licenses granted by Company to Vertex with respect to the relevant country or countries or with respect to the relevant Vertex Diseases under this Agreement will terminate automatically upon the effective date of any such termination;

(b) except as set forth in this Section 9.4, as of the effective date of any such termination, Vertex will have no further rights and Company will have no further obligations with respect to the relevant country or countries or the relevant Vertex Diseases;

(c) the Territory will be automatically amended to exclude the relevant country or countries or the Field will be automatically amended to exclude the relevant Vertex Diseases, as applicable, upon the effective date of any such termination; and

(d) any permitted Sublicense of Vertex will, at the Sublicensee’s option, survive such termination on the condition that the relevant Sublicensee is not in material breach of any of its obligations under such Sublicense. In order to effect this provision, at the request of the Sublicensee, Company will enter into a direct license with the Sublicensee on terms that are substantially the same terms as the applicable terms of this Agreement; provided that Company will not be required to undertake obligations in addition to those required by this Agreement, and Company’s rights under such direct license will be consistent with its rights under this Agreement, taking into account the scope of the license granted under such direct license.

ARTICLE 10.

CONFIDENTIALITY

10.1. Confidentiality. During the Term and for [***] thereafter, each Party (the “Receiving Party”) receiving any Confidential Information of the other Party (the “Disclosing Party”) hereunder will: (a) keep the Disclosing Party’s Confidential Information confidential; (b) not publish, or allow to be published, and will not otherwise disclose, or permit the disclosure of, the Disclosing Party’s Confidential Information; and (c) not use, or permit to be used, the Disclosing Party’s Confidential Information for any purpose, except, in each case, to the extent expressly permitted under this Agreement or otherwise agreed in writing. Without limiting the generality of the foregoing, to the extent that either Party provides the other Party any Confidential Information owned by any Third Party, the Receiving Party will handle such Confidential Information in accordance with the terms of this ARTICLE 10 applicable to a Receiving Party.

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10.2. Authorized Disclosure. Notwithstanding Section 10.1, each Party may disclose the other Party’s Confidential Information to the extent such disclosure is reasonably necessary to:

(a) file or prosecute patent applications as contemplated by this Agreement;

(b) prosecute or defend litigation;

(c) exercise its rights and perform its obligations hereunder; provided that such disclosure is covered by terms of confidentiality similar to those set forth herein;

(d) subject to the remainder of this Section 10.2, its advisors (including financial advisors, attorneys and accountants), actual or potential acquisition partners, financing sources or investors and underwriters on a need to know basis; provided that such disclosure is covered by terms of Confidentiality similar to those set forth herein (which may include professional ethical obligations); or

(e) comply with Applicable Law.

In addition to the foregoing, Vertex may disclose Company’s Confidential Information to Third Parties in connection with the actual or potential Research, Development, Manufacture or Commercialization of Capsids or Products; provided that such disclosure is covered by terms of Confidentiality similar to those set forth herein.

If a Party deems it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to Sections 10.2(b) or 10.2(e), the Disclosing Party will, to the extent possible, give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

Notwithstanding anything to the contrary contained herein, in no event may Company disclose Vertex’s Confidential Information to any Third Party [***] engaged in [***].

10.3. Expiration or Termination of this Agreement. Following the expiration or termination of this Agreement, if requested by the Disclosing Party, at the Receiving Party’s election, the Receiving Party will return or destroy, all data, files, records and other materials containing or comprising the Disclosing Party’s Confidential Information, except to the extent such Confidential Information is necessary or useful to conduct surviving obligations or exercise surviving rights. Notwithstanding the foregoing, (a) the Receiving Party will be permitted to retain one copy of such data, files, records, and other materials for archival and legal compliance purposes and (b) the Receiving Party will not be required to delete or destroy any electronic back-up tapes or other electronic back-up files that have been created solely by the Receiving Party’s automatic or routine archiving and back-up procedures, to the extent created and retained in a manner consistent with its or their standard archiving and back-up procedures.

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10.4. SEC Filings and Other Disclosures. Either Party may disclose the terms of this Agreement to the extent required to comply with Applicable Law, including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory; provided, that such Party will provide the other Party a reasonable opportunity to review such disclosure and reasonably consider the other Party’s comments regarding confidential treatment sought for such disclosure.

10.5. [***]. Notwithstanding any provision of this Agreement to the contrary, Confidential Information will [***]. Any use made by the Receiving Party of [***].

10.6. Public Announcements; Publications.

10.6.1. Announcements. On a date to be determined by the mutual agreement of the Parties (which date shall not be earlier than [***]), the Parties will jointly issue a press release regarding the signing of this Agreement in a form to be mutually agreed to by the Parties. Except (a) as set forth in the preceding sentence and (b) as required to comply with Applicable Law (including the rules and regulations promulgated by the United States Securities and Exchange Commission or any equivalent governmental agency in any country in the Territory in accordance with Section 10.4), neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party. Notwithstanding the foregoing, subject to Section 10.6.2, Vertex may make scientific publications or public announcements concerning its Research, Development, Manufacture or Commercialization activities with respect to any Capsid or Product being Researched, Developed or Commercialized for DMD and DM1 and, following exercise of the Option with respect to Cystic Fibrosis or [***], with respect to any Capsid or Product being Researched, Developed or Commercialized for Cystic Fibrosis or [***], as applicable, without Company’s prior written approval.

10.6.2. Publications.

(a) By Vertex. During the Term, Vertex and its Affiliates will submit to Company for review any proposed academic, scientific and medical publication or academic, scientific and medical public presentation related to the use of any Capsid or Product within the Field or any activities conducted pursuant to this Agreement. Company will review such publication or presentation for purposes of determining whether any portion of the proposed publication or presentation contains Company’s Confidential Information. Vertex and its Affiliates will submit written copies of such proposed publication or presentation to Company no later than [***] before submission for publication or presentation (or [***] in advance in the case of an abstract). Company will provide its comments with respect to such publications and presentations within [***] after its receipt of such written copy (or [***] in the case of an abstract). If requested by Company, Vertex and its Affiliates will (i) redact Company’s Confidential Information from any such proposed publication or presentation or (ii) delay the proposed publication for a period of up to an additional [***] to enable Company to file a Patent with respect to the subject matter to be made public in such publication or presentation for which Company has the applicable intellectual property rights. Vertex and its Affiliates will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication. Notwithstanding the foregoing, Vertex’s and its Affiliates’ obligation to submit any publication to Company for review and approval under this Section 10.6.2 will not apply to any publication that does not contain Company’s Confidential Information.

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(b) By Company. (i) During the Research Term, Company and its Affiliates will submit to Vertex for review any proposed academic, scientific and medical publication or academic, scientific and medical public presentation related to any Capsid that is reasonably likely to be useful in the Field, or any activities conducted pursuant to this Agreement, provided that, if any such publication or presentation is related to any Product being Researched, Developed or Commercialized by Vertex in the Field or to the Field itself, then Company and its Affiliates will not make such publication or presentation without Vertex’s prior written consent. Company and its Affiliates will submit written copies of all such proposed publication or presentation to Vertex no later than [***] before submission for publication or presentation (or [***] in advance in the case of an abstract). Vertex will provide its comments (or consent (or notice of non-consent), as applicable) with respect to such publications and presentations within [***] after its receipt of such written copy (or [***] in the case of an abstract). If requested by Vertex, Company and its Affiliates will (A) redact Vertex’s Confidential Information from any such proposed publication or presentation, or (B) delay the proposed publication for a period of up to an additional [***] to enable Vertex to file a Patent with respect to the subject matter to be made public in such publication or presentation for which Vertex has the applicable intellectual property rights. (ii) Following the conclusion of the Research Term, the review and comment rights set forth in the foregoing clause (i) shall continue to apply with respect to any proposed publication or presentation by Company or its Affiliates that relates to the Research, Development or Commercialization of a Capsid within the Field for which Vertex is conducting Research, Development, Manufacturing or Commercialization activities at the time of such proposed publication or presentation, regardless of whether such publication or presentation contains the Confidential Information of Vertex. In addition, Company and its Affiliates will not make any publication or presentation related to any Product being Researched, Developed or Commercialized in the Field by Vertex or to the Field itself without Vertex’s prior written consent. At all times during the Term, Company and its Affiliates will comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.

10.7. Vertex Information Rights.

10.7.1. If Vertex determines in good faith that Company is an entity that is subject to financial consolidation with Vertex for the purposes of its quarterly and annual financial statements (or otherwise requires such information in order to comply with GAAP), Company will make available to Vertex:

(a) as soon as practicable, but in any event within [***] after the end of each Calendar Quarter [***];

(b) as soon as practicable, but in any event within [***] after the end of each Calendar Year [***];

(c) on or prior to December 31 of each Calendar Year, Company will perform [***] as prepared by an independent valuation expert; and

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(d) any other information or agreements requested by Vertex and reasonably necessary for the purposes of its quarterly and annual financial statements.

ARTICLE 11.

MISCELLANEOUS

11.1. Assignment. This Agreement will not be assignable by any Party to any Third Party without the prior written consent of the non-assigning Party. Notwithstanding the foregoing, either Party may assign this Agreement or its rights and obligations under this Agreement in whole, and with respect to Vertex, in part on a Vertex Disease-by-Vertex Disease basis, without any requirement to obtain the consent of the other Party, to an Affiliate or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (and with respect to a partial assignment by Vertex for a Vertex Disease, all of the business or assets of Vertex related to such Vertex Disease) (whether by merger, reorganization, acquisition, sale or otherwise), and agrees in writing to be bound by the terms of this Agreement. This Agreement will be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein will be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 11.1 will be void.

11.2. Change of Control of Company; Notification. Company will notify Vertex in writing promptly (and in any event within [***]) following the extension of a definitive agreement by Company, its Affiliates or its equity holders that could reasonably be expected to result in a Change of Control of Company.

11.3. Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides written notice of the Force Majeure to the other Party. Such excuse will continue for so long as the condition constituting a Force Majeure continues, on the condition that the nonperforming Party continues to use Commercially Reasonable Efforts to resume performance of its obligations under this Agreement.

11.4. Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, no presumption will exist or be implied against the Party that drafted such terms and provisions.

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11.5. Notices. All notices which are required or permitted hereunder will be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier, or through email to the applicable email address, addressed as follows:

If to Vertex:

Vertex Pharmaceuticals Incorporated

Attn: Business Development

50 Northern Avenue Boston, Massachusetts 02210

[***]

with a copy to:

Vertex Pharmaceuticals Incorporated

Attn: Corporate Legal

50 Northern Avenue

Boston, Massachusetts 02210

[***] and legal_notice@vrtx.com

and

Ropes & Gray LLP

Attn: Marc Rubenstein

800 Boylston Street

Boston, Massachusetts 02119

marc.rubenstein@ropesgray.com

and if to Company:

Affinia Therapeutics Inc.

Attn: Robert Aboud, Chief Legal Officer

100 Beaver Street, Suite 304

Waltham, MA 02453

[***]

or to such other address as the Party to whom written notice is to be given may have furnished to the other Party in writing in accordance herewith. In addition, each Party will deliver a courtesy copy to the other Party’s Alliance Manager concurrently with such notice. Any such written notice will be deemed to have been given and received by the other Party: (a) when delivered if personally delivered; or (b) on receipt if sent by overnight courier or email.

11.6. Amendment. No amendment, modification or supplement of any provision of this Agreement will be valid or effective unless made in writing and signed by a duly authorized officer of each of Vertex and Company.

11.7. Waiver. No provision of this Agreement will be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either Party of any breach of any provision hereof by the other Party will not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

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11.8. Severability. If any clause or portion thereof in this Agreement is for any reason held to be invalid, illegal or unenforceable, the same will not affect any other portion of this Agreement, as it is the intent of the Parties that this Agreement will be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Agreement will be construed as if such clause of portion thereof had never been contained in this Agreement, and there will be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Agreement to the fullest extent permitted by Applicable Law.

11.9. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.

11.10. Export Control. This Agreement is made subject to any restrictions concerning the export of products or technical information from the United States of America or other countries that may be imposed upon or related to Company or Vertex from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate Governmental Authority.

11.11. Governing Law. This Agreement, and all claims arising under or in connection therewith, will be governed by and interpreted in accordance with the substantive laws of [***], without regard to conflict of law principles thereof.

11.12. Dispute Resolution. Subject to Section 11.12.3 regarding the resolution of certain Patent-related disputes, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), it will be resolved pursuant to Sections 11.12.1 and 11.12.2.

11.12.1. Escalation to Executive Officers. Either Party may refer any Dispute to the Executive Officers of the Parties (or their designees having sufficient authority to resolve such Dispute), who will confer in good faith on the resolution of the issue, by delivering written notice to the other Party.

11.12.2. Arbitration. If the Executive Officers are unable to agree on the resolution of any such Dispute within [***](or such other period of time as mutually agreed by the Executive Officers) after such Dispute was first referred to them, then within [***] after the end of such [***] period or such other mutually-agreed period of time, either Party may, by written notice to the other Party, elect to initiate an arbitration proceeding pursuant to the procedures set forth in this Section 11.12.2 for purposes of having the matter settled (the “Arbitration Notice”) in accordance with the rules and regulations established and administered by the American Arbitration Association (“AAA”).

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(a) Binding Arbitration. Within [***] following a Party’s receipt of the Arbitration Notice, the Parties will submit such Dispute to, and such Dispute will be finally resolved by, binding arbitration in accordance with the Commercial Arbitration Rules (the “Rules”) of the AAA by an arbitral tribunal composed of three impartial arbitrators bound by The Code of Ethics for Arbitrators in Commercial Disputes, all of whom will have relevant experience in the pharmaceutical industry ([***]), one appointed by each of the Parties within [***] after the Arbitration Notice, and the third who will chair the arbitral tribunal appointed by the Party-appointed arbitrators within [***] after the appointment of the second arbitrator, or, failing agreement by the Party-appointed arbitrators, by the AAA in accordance with the Rules. If, at the time of the arbitration, the Parties agree in writing to submit the Dispute to a single arbitrator, said single arbitrator will (i) have relevant experience in the pharmaceutical industry ([***]) and (ii) be appointed by agreement of the Parties within [***] after the Arbitration Notice, or, failing such agreement, by the AAA in accordance with the Rules. In no case shall any arbitrator have participated in a prior mediation involving either Party unless explicitly agreed to by the Parties. Unless otherwise agreed by the Parties hereto, all such arbitration proceedings will be held in [***] All arbitration proceedings will be conducted in the English language.

(b) Limited Discovery. Documentary discovery may be conducted at the discretion of the arbitrator(s), provided that any such discovery will (i) be limited to documents directly relating to the Dispute, (ii) be conducted pursuant to document discovery procedures as set forth under the laws of the International Bar Association Rules of Evidence, and (iii) be conducted subject to the schedule stipulated by the Parties, or in the absence of stipulation, the schedule ordered by the arbitrator(s). At the request of a Party, the arbitrator(s) may at their discretion order the deposition of witnesses. Depositions shall be limited to a maximum of three depositions per Party, each of a maximum of four hours duration, unless the arbitrator(s) otherwise determine. Notwithstanding any provision of this Section 11.12.2 to the contrary, all discovery must be completed within [***] after the appointment of the arbitrator(s).

(c) Awards and Fees. The arbitrator(s) may only issue awards of direct monetary damages and will not under any circumstances have the authority or power to grant (i) equitable relief, (ii) orders for specific performance, (iii) punitive damages or (iv) to the extent set forth in Section 8.3, consequential damages. The allocation of expenses of the arbitration, including reasonable attorney’s fees, will be determined by the arbitrator(s), or, in the absence of such determination, each Party will pay its own expenses, including attorney’s fees.

(d) Rulings. All arbitration proceedings must be completed within [***] after the Arbitration Notice. The Parties hereby agree that, subject to the provisions of this Section 11.12.2, the arbitrator(s) has authority to issue rulings and orders regarding all procedural and evidentiary matters that the arbitrator(s) deem reasonable and necessary with or without petition therefor by the Parties as well as the final award. The final award will be issued no more than [***] after the final submissions of the Parties, or as soon thereafter as practicable. All rulings by the arbitrator(s) will be final and binding on the Parties. The arbitrator(s) shall issue a reasoned decision that accompanies the final award.

(e) Enforcement of Rulings by Courts of Competent Jurisdiction. Any ruling issued by the arbitrator(s) pursuant to Section 11.12.2(d) may be enforced, to the extent that such ruling complies with the provisions of Section 11.12.2(c), in any court having jurisdiction over any of the Parties or any of their respective assets.

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(f) Confidentiality. All activities undertaken by the arbitrator(s) or the Parties pursuant to this Section 11.12.2 will be conducted subject to obligations of confidentiality no less restrictive than those set forth in ARTICLE 10. Further, the Parties acknowledge and agree that their respective conduct during the course of the arbitration, their respective statements and all information exchanged in connection with the arbitration, and the conduct of the arbitration and any information produced thereunder is Confidential Information under this Agreement and subject to the provisions of ARTICLE 10.

11.12.3. Patent Disputes. Notwithstanding the foregoing in this Section 11.12, if a dispute arises between the Parties under this Agreement with respect to the interpretation, scope, validity, enforceability, applicability or term of any Patent, then such dispute shall not be resolved pursuant to Sections 11.12.1 and 11.12.2, but instead may be brought by either Party in the federal courts of Massachusetts.

11.12.4. Equitable Relief. Notwithstanding the foregoing in this Section 11.12, nothing contained in this Agreement will in any way limit or preclude a Party from, at any time, seeking or obtaining equitable relief hereunder, whether preliminary or permanent, including a temporary or permanent restraining order, preliminary or permanent injunction, specific performance or any other form of equitable relief, from any United States court of competent jurisdiction if necessary to protect the interests of such Party. Each Party agrees that its unauthorized release of the other Party’s Confidential Information or its breach of Section 4.7 of this Agreement will cause irreparable damage to other Party for which recovery of damages would be inadequate, and that such other Party will be entitled to obtain timely injunctive relief with respect to such breach, without the need to show irreparable harm or the inadequacy of monetary damages as a remedy, and without the requirement of having to post bond or other security, as well as any further relief that may be granted by a court of competent jurisdiction.

11.13. Entire Agreement. This Agreement, together with the MTA, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes all prior negotiations, correspondence, understandings and agreements, whether oral or written, between the Parties respecting the subject matter hereof, including the CDA, which is hereby superseded and replaced in its entirety as of the Effective Date. For the avoidance of doubt, the MTA shall survive the Effective Date of this Agreement in accordance with the terms and conditions thereof.

11.14. Independent Contractors. Both Parties are independent contractors under this Agreement. Nothing contained herein will be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party. Neither Party will have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.15. Use of Name. Neither Company nor Vertex shall use the name of Lonza or MEE or of any trustee, director, officer, staff member, employee, student or agent of MEE or Lonza, or any logo, trade name or trademark of MEE or Lonza or any adaptation thereof in any advertising, promotional or sales literature, publicity or in any document employed to obtain funds or financing without the prior written approval of MEE or Lonza (as applicable).

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11.16. Inerpretation. Except where the context expressly requires otherwise, (a) the use of any gender herein will be deemed to encompass references to either or both genders, and the use of the singular will be deemed to include the plural (and vice versa), (b) the words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation,” (c) the word “will” will be construed to have the same meaning and effect as the word “shall,” (d) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any Person will be construed to include the Person’s successors and assigns, (f) the words “herein,” “hereof” and “hereunder,” and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules or Exhibits will be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (i) references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, (j) any action or occurrence deemed to be effective as of a particular date will be deemed to be effective as of 11:59 PM ET on such date and (k) the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.”

11.17. Intended Third Party Beneficiaries. Except as expressly provided in this Section 11.17, no provision of this Agreement will be deemed or construed in any way to result in the creation of any rights or obligations in any Person not a Party to this Agreement. Vertex acknowledges and agrees that for so long as any Licensed Technology is in-licensed by Company under the MEE/Lonza 3-Way Agreement, MEE and Lonza shall each be an intended Third Party beneficiary of this Agreement for purposes of enforcing any provision of this Agreement that may be reasonably construed in good faith as being necessary to enforce any right that is expressly granted to MEE or Lonza under the MEE/Lonza 3-Way Agreement or any obligation of Company or any of its sublicensees to MEE or Lonza under the MEE/Lonza 3-Way Agreement.

11.18. Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.19. Counterparts. This Agreement may be executed in two counterparts, each of which will be an original and both of which will constitute together the same document. Counterparts may be signed and delivered by digital transmission (e.g., .pdf), each of which will be binding when received by the applicable Party.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their representatives thereunto duly authorized as of the Effective Date.

VERTEX PHARMACEUTICALS INCORPORATED		AFFINIA THERAPEUTICS INC.

By:	/s/ [***]	By:	/s/ [***]
Name: [***] Title: President and Chief Executive Officer		Name: [***] Title: Chief Executive Officer

[Signature Page to Strategic Collaboration and License Agreement]

Schedule 1.39

[***]

Schedule 1.42

[***]

{2 pages omitted}

Schedule 1.94

[***]

{2 pages omitted}

Schedule 2.1.3

[***]

Schedule 2.1.4

[***]

Schedule 4.2.2

[***]

Schedule 5.2.1

[***]

{4 pages omitted}

Schedule 8.2

[***]